Exhibit 6.1

CONTRIBUTION AND SUBSCRIPTION AGREEMENT

BETWEEN

GIP FUND 1, LLC

AND

GENERATION INCOME PROPERTIES, L.P.

OCTOBER 28, 2020

504-508 South Howard Avenue

Tampa, Florida 33606

CONTRIBUTION AND SUBSCRIPTION AGREEMENT

THIS CONTRIBUTION AND SUBSCRIPTION (this “Agreement”), made and entered into this 28th day of October, 2020, by and between GIP FUND 1, LLC, a Florida limited liability company (“Contributor”), and GENERATION INCOME PROPERTIES, L.P., a Delaware limited partnership (“GIPLP”).

W I T N E S E T H:

WHEREAS, Contributor is the owner of good and indefeasible fee simple title to the Land (hereinafter defined) located in Tampa, Florida; and

WHEREAS, Contributor desires to contribute, and GIPLP desires to acquire, all of the Property (hereinafter defined) in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

ARTICLE 1.

DEFINITIONS

For purposes of this Agreement, each of the following capitalized terms shall have the meaning ascribed to such terms as set forth below:

“Affiliate” shall mean a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Person in question.

“Amended Exhibit A” shall have the meaning set forth in Section 2.5 of this Agreement.

“Anti-Terrorism Law”  shall mean all laws, ordinances, codes, regulations and orders of governmental agencies and departments relating to terrorism or money laundering, including, without limitation (1) Executive Order 13224, 66 Fed. Reg. 49079 (published September 25, 2001), (2) the USA Patriot Act, (3) the laws, ordinances, codes, regulations and orders comprising or implementing the Bank Secrecy Act, and (4) the laws, ordinances, codes, regulations and orders administered by the United States Treasury Department’s Office of Foreign Asset Control, as any of the foregoing may from time to time be amended, renewed, extended or replaced.

“Assignment and Assumption of Lease” shall mean the form of assignment and assumption of Lease and Security Deposit to be executed and delivered by Contributor and GIPLP at the Closing in the form attached hereto as Schedule 2.

“Bill of Sale” shall mean the form of bill of sale to the Personal Property to be executed and delivered by Contributor to GIPLP at the Closing in the form attached hereto as Schedule 3.

“Blocked Person”  means any of the following: (1) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executed Order No. 13224; (2) a Person owned or controlled by, or acting for on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (3) a Person with which GIPLP (or its Affiliate) is prohibited by any Anti-Terrorism Law from dealing or otherwise engaging in any transaction; (4) a Person that supports, engages in, or conspires, attempts, or intends to engage in any transaction that violates, evades, or avoids, or has the purpose of violating, evading, or avoiding, or attempts or intends to violate, evade, or avoid, any of the prohibitions set forth in any Anti-Terrorism Law; (5) a Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or (6) a Person who is affiliated or associated with a Person listed above.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of Florida are authorized by law or executive action to close.

“Closing” shall mean the consummation of the transaction contemplated by this Agreement.

“Closing Date” shall have the meaning ascribed thereto in Section 2.8 of this Agreement.

“Commission Agreements” shall have the meaning ascribed thereto in Section 4.1(g) of this Agreement, and such agreements are more particularly described on Exhibit “C” attached hereto and made a part hereof.

“Common Stock” shall have the meaning ascribed thereto in Section 2.5 of this Agreement.

“Contribution Consideration” shall be the applicable amount specified in Section 2.5 of this Agreement.

“Contributor’s Affidavit” shall mean the form of owner’s affidavit to be given by Contributor at Closing to the Title Company in the form attached hereto as Schedule 5.

“Contributor’s Certificate” shall mean the form of certificate to be executed and delivered by Contributor to GIPLP at the Closing with respect to the truth and accuracy of Contributor’s warranties and representations contained in this Agreement in the form attached hereto as Schedule 6.

“Contributor’s Disclosure Materials Delivery Date” shall have the meaning ascribed thereto in Section 3.2(a) of this Agreement.

“Deed” shall mean the form of deed attached hereto as Schedule 1.

“Earnest Money Deposit” shall mean the meaning set forth in Section 2.4 below.

“Effective Date” shall mean the last date upon which Contributor and GIPLP shall have executed this Agreement and shall have delivered at least one (1) fully executed counterpart of this Agreement to the other party.

“Environmental Law” shall mean any law, ordinance, rule, regulation, order, judgment, injunction or decree relating to pollution or substances or materials which are considered to be hazardous or toxic, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Emergency Planning and Community Right to Know Act, any state and local environmental law, all amendments and supplements to any of the foregoing and all regulations and publications promulgated or issued pursuant thereto.

“Environmental Reports” shall mean the following environmental reports and documents delivered by Contributor to GIPLP prior to the full execution of this Agreement:

(i)       ___________N/A________________;

(ii)      ______________________________; and

(iii)     ______________________________;

“Escrow Agent” shall mean Trenam, Kemker, Scharf, Barkin, Frye, O’Neill and Mullis, P.A., 101 E. Kennedy Blvd., Suite 2700, Tampa, Florida 33602.

“Existing Debt” shall have the meaning ascribed thereto in Section 2.5 of the Agreement.

“FIRPTA Affidavit” shall mean the form of FIRPTA Affidavit to be executed and delivered by Contributor to GIPLP at Closing in the form attached hereto as Schedule 7.

“General Assignment” shall have the meaning ascribed thereto in Section 5.1(g) of this Agreement.

“General Partner” shall mean Generation Income Properties, Inc., a Maryland corporation.

“GIPLP Debt” shall have the meaning ascribed thereto in Section 6.1(g) of the Agreement.

“GIPREIT” shall mean Generation Income Properties, Inc., a Maryland corporation.

“Gross Asset Value” the gross asset value of the property is $1,800,000.00.

“Sherwin Williams Lease” shall mean that certain Lease Agreement entered into by and between SC – Horation LLC, as landlord, and The Sherwin-Williams Company, as tenant, dated March 20, 2013, as amended by that certain Lease Amendment Agreement between GIP Fund 1, LLC, as successor-in-interest to the original landlord, and The Sherwin-Williams Company dated September 20, 2018, with respect to the Property, including any guaranties of such lease, and any documents incorporated by reference in the lease, and all amendments or modifications with respect thereto.

“Hazardous Substances” shall mean any and all pollutants, contaminants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized under any Environmental Law (including, without limitation, lead paint, asbestos, urea formaldehyde foam insulation, petroleum, polychlorinated biphenyls, mold and fungus).

“Improvements” shall mean all buildings, structures, improvements, fixtures, equipment, drainage facilities, parking, apparatus and any other items required to be designed, constructed and/or installed by Contributor (prior to Closing), as landlord under the Lease, pursuant to the terms and conditions of the Lease.

“Inspection Period” shall mean the period expiring at 6:00 P.M. Eastern Standard Time on the date which is on the later to occur of (1) fourteen (14) days from the Effective Date, or (2) three (3) days following GIPLP’s receipt of the last of the Contributor’s Disclosure Materials.

“Intangible Property” shall mean all intangible property, if any, owned by Contributor and related solely to the Land and Improvements, including without limitation, Contributor’s rights and interests, if any, in and to the following: (i) all assignable plans and specifications and other architectural and engineering drawings for the Land and Improvements; (iii) all assignable warranties or guaranties given or made in respect of the Improvements or Personal Property; and (iv) all transferable consents, authorizations, variances or waivers, development rights, concurrency reservations, impact fee credits, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality solely in respect of the Land or Improvements.

“Land” shall mean that certain parcel of real property located in Tampa, Florida and more particularly described on Exhibit A attached hereto and made a part hereof, together with all rights, privileges and easements appurtenant to said real property, and all right, title and interest of Contributor, if any, in and to any land lying in the bed of any street, road, alley or right-of-way, open or closed, adjacent to or abutting the Land.

“Lease” shall mean the Sherwin Williams Lease, including any guaranties of such lease, and any documents incorporated by reference in the lease, and all amendments or modifications with respect thereto.

“Monetary Objection ” or “Monetary Objections” shall mean (a) any mortgage, deed of trust or similar security instrument encumbering all or any part of the Property, (b) any mechanic’s, materialman’s or similar lien, (c) the lien of ad valorem real or personal property taxes, assessments and governmental charges affecting all or any portion of the Property which are delinquent, and (d) any judgment of record against Contributor in the county or other applicable jurisdiction in which the Property is located.

“Partnership Agreement” shall mean that certain Amended and Restated Agreement of Limited Partnership of Generation Income Properties, L.P., as amended.

“Partnership Units” shall mean for purposes hereof, Common Units of partnership interests as assigned to such term in the Partnership Agreement of Generation Income Properties, L.P.

“Permitted Exceptions” shall mean, collectively, (a) liens for taxes, assessments and governmental charges not yet due and payable or due and payable but not yet delinquent, (b) the Lease, and (c) such other easements, restrictions and encumbrances that are approved by GIPLP pursuant to Section 3.4 of this Agreement.

“Person” shall means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or government (whether federal, state, county, city or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

“Personal Property” shall mean all furniture (including common area furnishings and interior landscaping items), carpeting, draperies, appliances, personal property (excluding any computer software which is licensed to Contributor), machinery, apparatus and equipment owned by Contributor and currently used exclusively in the operation, repair and maintenance of the Land and Improvements and situated thereon, as generally described on Exhibit “B” attached hereto and made a part hereof, and all non-confidential books, records and files (excluding any attorney work product or attorney-client privileged documents) relating to the Land and Improvements.  The Personal Property does not include any property owned by tenants, contractors or licensees.

“Property” shall have the meaning ascribed thereto in Section 2.2 of this Agreement.

“GIPLP’s Certificate” shall have the meaning ascribed thereto in Section 5.2(e) of this Agreement.

“Rent Commencement Date” means the date Tenant was obligated to commence paying rent and other charges and expenses under the Lease, as confirmed in writing by the Tenant, if applicable.

“Right of First Offer” shall collectively mean any right of first refusal or right of first offer with respect to the Property that has been granted to a third party, including the Tenant.

“SEC” shall mean the United States Securities and Exchange Commission.

“Security Deposit” shall mean any security deposits, rent or damage deposits or similar amounts (other than rent paid for the month in which the Closing occurs) actually held by Contributor with respect to the Lease.

“Survey” shall have the meaning ascribed thereto in Section 3.4(e) of this Agreement.

“Taxes” shall have the meaning ascribed thereto in Section 5.4(a) of this Agreement.

“Tenant” shall mean The Sherwin-Williams Company.

“Tenant Approvals and Consents” shall mean any prior approvals, consents or requirements of the Tenant that may be necessary under the Lease or reasonably requested by GIPLP in order to consummate the transaction contemplated by this Agreement, including all documentation required to be executed by the Tenant, Contributor and GIPLP (or its Affiliate) to effectuate same.

“Tenant Estoppel Certificate” shall mean a certificate to be obtained by Contributor from the Tenant and certified to GIPLP and Contributor’s Lender consistent with the terms set forth in Section 6.1(e) of this Agreement.

“Tenant Inducement Costs” shall mean any out-of-pocket payments required under the Lease to be paid by Contributor or for the benefit of a Tenant which is in the nature of a tenant inducement, including specifically, but without limitation, tenant improvement costs, lease buyout payments, and moving, design, refurbishment allowances and costs.  The term “Tenant Inducement Costs” shall not include loss of income resulting from any free rental period, it being understood and agreed that Contributor shall bear the loss resulting from any free rental period until the Closing Date and that GIPLP shall bear such loss from and after the Closing Date.

“Tenant Notice of Transfer” shall have the meaning ascribed thereto in Section 5.1(n) of this Agreement.

“Title Company” shall mean Fidelity National Title Insurance Company.

“Title Commitment” shall have the meaning ascribed thereto in Section 3.4 of this Agreement.

ARTICLE 2.

CONTRIBUTION OF THE PROPERTY

2.1                         Acquisition of the Property. GIPLP shall acquire from Contributor, the Property in exchange for GIPLP’s issuance of Partnership Units and the Cash Amount, through a subsidiary LLC (to be formed), and shall indirectly own, in full, and in fee simple, the Property.  This Agreement is to be read consistent with the Partnership Agreement, which is incorporated herein by reference and attached in the form hereto as EXHIBIT “D”.  The sole general partner of GIPLP is GIPREIT, which at the time of this Agreement is a publicly-reporting company under the rules promulgated by the SEC and GIPREIT has been organized and operated to qualify as a real estate investment trust (“REIT”) and intends to make its REIT election commencing the year ended 2019 or 2020, subject to satisfying the REIT qualification requirements.

2.2                         Agreement to Contribute.  Subject to and in accordance with the terms and provisions of this Agreement, Contributor agrees to contribute and convey to GIPLP, and GIPLP agrees to acquire and to accept from Contributor, for the Total Consideration, all of the following property (collectively, the “Property”):

(a)	the Land;

(b)	the Improvements;

(c)	all of Contributor’s right, title and interest in and to the Lease, any guaranties of the Lease and any Security Deposits;

(d)	the Personal Property; and

(e)	the Intangible Property.

2.3                         Permitted Exceptions.  The Property shall be conveyed subject to the Permitted Exceptions.

2.4                         Earnest Money Deposit.

(a)       Within the five (5) business days of the Effective Date, GIPLP shall deposit the sum of One Thousand and No/100 Dollars ($1,000.00) (the “Earnest Money Deposit”) to Escrow Agent by federal wire transfer payable to Escrow Agent, which Earnest Money Deposit shall be held and released by Escrow Agent in accordance with the terms of this Agreement.

(b)       The Earnest Money shall be returned to GIPLP at the Closing and shall otherwise be held, refunded, or disbursed in accordance with the terms of this Agreement.  All interest and other income from time to time earned on the Earnest Money Deposit shall be earned for the account of GIPLP, and shall be a part of the Earnest Money Deposit; and the “Earnest Money Deposit” hereunder shall be comprised of all such interest and other income.

2.5                         Contribution Consideration.  Upon the terms and subject to the conditions set forth in this Agreement, at Closing, in exchange for the Property, the parties agree as follows: (a) The total consideration which induced the Contributor to contribute the Property to GIPLP includes: the Partnership Units, and the assumption of Existing Debt by GIPLP, all of which shall hereinafter be referred to collectively as the “Total Consideration”; (b) the Partnership Units shall have an aggregate value, calculated as: (i) the Gross Asset Value (defined above); minus (ii) the Existing Debt (defined below) with respect to the Property (the value of (i) and (ii) collectively the “Partnership Units Value”); (c) the Property will be transferred to GIPLP or its Affiliate subject to the unpaid principal balance and any accrued but unpaid interest of that certain: (i) Future Advance and Modification Promissory Note dated September 26, 2018 in the original principal amount of $1,350,000.00, made by Contributor in favor of Valley National Bank (the “Contributor’s Lender”), which has a current outstanding balance of $1,289,298.56 as of the Effective Date hereof (the “Existing Debt”); (d) 25,535 Partnership Units shall be issued to the Contributor (it being agreed upon that the Partnership Units Value is $510,700 and that such number of Partnership Units was calculated by dividing the Partnership Units Value by $20.00, which is the agreed-upon price of one share of common stock, par value $0.01 per share (“Common Stock”), of GPREIT, at the time of the Closing; and (e) all costs and fees charged by the Contributor’s Lender and any rating agency, including without limitation any pre-payment penalties, brokerage charges, or legal fees, associated with the assumption of the Existing Debt by GIPLP (collectively the “Loan Fees”) shall be paid by GIPLP.  Contributor shall cooperate with GIPLP to cause all loans, notes, mortgages, deeds of trust, assignment of leases, rents and profits, subordination agreements and any other documents which relate to the Existing Debt or which serve to secure the Existing Debt (collectively, the “Contributor’s Loan Documents”) to be assumed by GIPLP at Closing (hereinafter defined).  Contributor acknowledges that the Partnership Units are not certificated and that, therefore, the issuance of the Partnership Units shall be evidenced by the execution and delivery of an amended Exhibit A to the Partnership Agreement (the “Amended Exhibit A”).

2.6                         Redemption of Partnership Units.  Beginning on the first (1st) anniversary of the Closing, the Contributor will have the option to require GIPLP to redeem, subject and pursuant to the redemption procedures of the Partnership Agreement as modified herein, all or a portion of its Partnership Units for the REIT Shares Amount (within the meaning of the Partnership Agreement), it being expressly agreed that the Contributor shall not have the right to receive any Cash Amount (within the meaning of the Partnership Agreement).  The term “REIT Shares Amount” shall replace the term “Redemption Amount” wherever used in the Partnership Agreement with respect to the Contributor’s redemption right described herein. Unless expressly stated otherwise herein, the redemption procedures and limitations of this Agreement shall govern any redemption of Contributor’s Partnership Units to the extent inconsistent or in conflict with requirements or restrictions set forth in the Partnership Agreement, which shall otherwise be applicable. All calculations under this Section 2.6 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable.

2.7                         Tax Treatment.  The Contributor hereby represents and warrants to GIPLP that the entire amount of each of the liabilities comprising the Existing Debt is, and shall continue to be at the time of the contribution of the Property in accordance with Section 2.2, a “qualified liability” within the meaning of Treasury Regulations Section 1.707-5(a)(6).  Based on and in reliance on this representation and warranty, and assuming the Contributor shall not redeem the Partnership Units before the second (2nd) anniversary of the Closing, the parties intend to treat the transactions contemplated by this Agreement for federal income tax purposes as a tax-free contribution under Section 721 of the Code, except to the extent of any cash and any other property delivered or deemed issued in exchange for the contribution of the Property.  The parties agree to file all applicable federal, state, and local tax returns consistent with such treatment and maintain such positions, unless and/or until either: (a) GIPLP’s tax adviser reasonably determines that such treatment and positions cannot be reported on GIPLP’s tax return(s); or (b) an alternative treatment or challenge to such treatment and/or position(s) is asserted by the Internal Revenue Service or applicable state or local taxing authority in writing, then GIPLP shall, if consented to in writing by Contributor, continue to defend such treatment and/or positions, at Contributor’s expense, for so long as such defense, and/or the continuation of such defense, shall be commercially reasonable, as determined in good faith by GIPREIT (in consultation with its outside legal counsel) or by a final determination (as defined in Section 1313(a) of the Code or any similar state or local tax law; provided that, upon Contributor’s notice to GIPLP, GIPLP shall immediately cease defending such treatment and/or position.  Notwithstanding the foregoing, however, and subject to the performance and fulfillment in all material respects of the express covenants and conditions contained in this Agreement, none of GIPLP or GIPREIT shall be responsible for the federal, state or local tax consequences to the Contributor resulting from the transactions contemplated by this Agreement.

2.8                         Closing. The Closing shall be conducted by depositing the closing deliverables set forth in Article 5 hereof with the Escrow Agent on or before the date which is the later of (i) thirty (30) days after the expiration of the Inspection Period, or (ii) ten (10) days after the date that each of the Conditions Precedent set forth in Section 6.1below have been fully satisfied and completed, subject to extensions as specifically provided herein (the “Closing Date”).

ARTICLE 3.

GIPLP’s Inspection and Review Rights

3.1                         Due Diligence Inspections.

(a)       From and after the Effective Date until the Closing Date or earlier termination of this Agreement, Contributor shall permit GIPLP and its authorized representatives, upon at least twenty-four (24) hours prior written notice to Contributor to inspect the Property to perform due all diligence, studies, appraisals, inspections, soil analysis and environmental investigations and tests, at such times during normal business hours as GIPLP or its representatives may request.  All such inspections shall be in compliance with Contributor’s rights and obligations as landlord under the Lease.  Further, GIPLP shall use commercially reasonable efforts to not affect, interrupt or interfere with the Tenant’s use, business or operations on the Property.  All inspection fees, appraisal fees, engineering fees and all other costs and expenses of any kind incurred by GIPLP relating to the inspection of the Property shall be solely GIPLP’s expense.  Contributor or its representatives shall have the right to accompany GIPLP and GIPLP’s representatives in connection with any inspections and other activities on the Property.

(b)       To the extent that GIPLP or any of its representatives, agents, consultants or contractors damages or disturbs the Property or any portion thereof, GIPLP shall return the same to substantially the same condition which existed immediately prior to such damage or disturbance.  GIPLP hereby agrees to and shall indemnify, defend and hold harmless Contributor from and against any and all expense, loss or damage which Contributor may incur (including, without limitation, reasonable attorney’s fees actually incurred) as a result of any act or omission of GIPLP or its representatives, agents or contractors, other than any expense, loss or damage to the extent arising from any act or omission of Contributor and other than any expense, loss or damage resulting from the discovery or release of any Hazardous Substances at the Property (other than Hazardous Substances brought on to the Property by GIPLP or its representatives, agents or contractors).

(c)       GIPLP shall keep the results of all inspections conducted pursuant to this Agreement confidential and shall not disclose such results except (i) to such of GIPLP’s employees, consultants, attorneys, affiliates and advisors who have a need to know the information in connection with the contemplated transaction and who have agreed, in writing, to be bound by the terms of this confidentiality provision, (ii) to the designee or assignee of GIPLP and to such of its officers, directors, members, managers or general partners and their employees, consultants, attorneys, affiliates and advisors who have a need to know the information in connection with the contemplated transaction and who have agreed, in writing, to be bound by the terms of this confidentiality provision, (iii) to any lender or investor or any prospective lender or investor of GIPLP or any designee or assignee and who have agreed, in writing, to be bound by the terms of this confidentiality provision, (iv) to the extent the same shall be or have otherwise become publicly available other than as a result of a disclosure by GIPLP, its designee, assignee or Affiliates, (v) to the extent required to be disclosed by law or during the course of or in connection with any litigation, hearing or other legal proceeding, or (vi) with the written consent of Contributor, as the case may be; it being expressly acknowledged and agreed by GIPLP that the foregoing confidentiality agreements shall survive the termination of this Agreement.

(d)       GIPLP shall not permit any construction, mechanic’s, materialman’s or other lien to be filed against any of the Property as the result of any work, labor, service or materials performed or furnished, by, for or to GIPLP, its employees, agents and/or contractors.  If any such lien shall at any time be filed against the Property, GIPLP shall, without expense to Contributor, cause the same to be discharged of record by payment, bonds, order of a court of competent jurisdiction or otherwise, within thirty (30) days of the filing thereof.  GIPLP shall indemnify, defend and hold harmless Contributor against any and all claims, losses, damages, costs and expenses (including, but not limited to, attorneys’ fees and costs), arising out of the filing of any such liens and/or the failure of GIPLP to cause the discharge thereof as same is provided herein.

(e)       GIPLP shall procure (or shall cause its agents or representatives entering the Property to procure) and continue in force and effect from and after the date GIPLP first desires to enter the Property, and continuing throughout the term of this Agreement, the following insurance coverages placed with an insurance company having an A.M. Best’s rating of “A-IX” or better:  comprehensive general liability insurance with a combined single limit of not less than $1,000,000.00 per occurrence or commercial general liability insurance with limits of not less than $1,000,000.00 per occurrence and in the aggregate.  To the extent such $1,000,000.00 limit of liability is shared with multiple properties, a per location aggregate shall be included.  GIPLP shall deliver to Contributor a certificate of such insurance evidencing such coverage prior to the date GIPLP is permitted to enter the Property.  Such insurance may not be cancelled or amended except upon thirty (30) days’ prior written notice to Contributor.

3.2                         Contributor’s Deliveries to GIPLP; GIPLP’s Access to Contributor’s Property Records.

(a)       Within five (5) days of the Effective Date, Contributor shall deliver to GIPLP or make available to GIPLP the following (collectively, the “Contributor’s Disclosure Materials”) to the extent in Contributor’s possession:

(i)        A copy of the Lease, including all documents incorporated therein by reference, and all letter agreements, amendments or addendums relating thereto existing as of the Effective Date.

(ii)       A copy of any guaranties of the Lease.

(iii)      A copy of any and all agreements pertaining to the Property, the Tenant (other than the Lease), including any service or maintenance agreements.

(iv)      All records of any operating costs and expenses for the Property and any prior appraisals of all or any part of the Property.

(v)       Copies of the financial statements or other financial information of the Tenant (and the Lease guarantors, if any).

(vi)      A copy of Contributor’s current policy of title insurance with respect to the Land with copies of all matters listed as title exceptions in such policy.

(vii)     A copy of any surveys of the Property.

(viii)    A copy of the current insurance coverage and insurance bill with respect to the Property.

(ix)      Copies of any Right of First Offer.

(x)       Copies of all of Contributor’s Loan Documents.

(xi)      Copies of any existing environmental reports or other materials related to investigations, studies or correspondence with governmental agencies concerning the presence or absence of Hazardous Substances on, in or under the Property, including the Environmental Reports.

(xii)     Copies of any permits, licenses, or other similar documents relating to the development of the Improvements.

(xiii)    Copies of all available construction plans and specifications relating to the development of the Improvements.

(xiv)    Copies of any written notices received by Contributor from the Tenant, any third party or any governmental authority.

Contributor shall notify GIPLP in writing upon the completion of its delivery of the Contributor’s Disclosure Materials to GIPLP (the receipt of such written notice by GIPLP shall constitute the “Contributor’s Disclosure Materials Delivery Date”).  Thereafter, Contributor shall have a continuing duty, within five (5) days of Contributor’s receipt of any Contributor’s Disclosure Material, to make supplemental deliveries to GIPLP through the date of the final Closing of any addition or modification to the Contributor’s Disclosure Materials that come into Contributor’s possession.

3.3                         Termination of Agreement.  GIPLP shall have until the expiration of the Inspection Period to determine, in GIPLP’s sole opinion and discretion, the suitability of the Property for acquisition by GIPLP or GIPLP’s designee or assignee.  GIPLP shall have the right to terminate this Agreement at any time on or before said time and date of expiration of the Inspection Period by giving written notice to Contributor of such election to terminate.  If GIPLP so elects to terminate this Agreement pursuant to this Section 3.3, GIPLP shall immediately return to Contributor any hard-copies of documents, plans, studies or other materials related to the Property that were provided by Contributor to GIPLP, and upon GIPLP returning such materials to Contributor, Escrow Agent shall pay the Earnest Money Deposit to GIPLP, whereupon, except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement.  If GIPLP fails to so terminate this Agreement prior to the expiration of the Inspection Period, GIPLP shall have no further right to terminate this Agreement pursuant to this Section 3.3.

3.4                         Title and Survey.  Subject to the provisions of Section 2.5 of this Agreement, Contributor covenants to convey to GIPLP (or its assignee), good, insurable and marketable fee simple title in and to the Property.  For purposes of this Agreement, “good, insurable and marketable fee simple title” shall mean fee simple ownership which is (i) is free and clear of all claims, liens and encumbrances (including any and all state tax liens and/or withholding requirements) of any kind or nature whatsoever other than the Permitted Exceptions, and (ii) insurable by the Title Company at then current standard rates under the 2006 standard form of ALTA owner’s policy of title insurance, with the standard or printed exceptions therein deleted and without exception other than the Permitted Exceptions.  Within ten (10) days after the Effective Date, GIPLP shall obtain an ALTA Form 2006 Commitment (“Title Commitment”) for an owner’s title insurance policy (“Title Policy”) issued by the Title Company in an amount no less than the cash value of the Contribution Consideration.  The Title Commitment shall evidence that Contributor is vested with fee simple title to the Land, free and clear of all liens, encumbrances, exceptions or qualifications whatsoever save and except for (a) the Permitted Exceptions, and (b) those exceptions to title which are to be discharged by Contributor at or before Closing, including the Monetary Objections.  The Title Commitment shall also evidence that upon the execution, delivery and recordation of the deed to be delivered at the Closing provided for hereunder and the satisfaction of all requirements specified in Schedule B, Section 1 of the Title Commitment, GIPLP shall acquire fee simple title to the Land, subject only to the Permitted Exceptions.

(a)       If GIPLP determines that the Title Commitment does not meet the requirements specified above, or that title to the Land is unsatisfactory to GIPLP for reasons other than the existence of Permitted Exceptions or exceptions which are to be discharged by Contributor at or before Closing, then GIPLP shall notify Contributor of those liens, encumbrances, exceptions or qualifications to title which either are not Permitted Exceptions, are unsatisfactory to GIPLP or are not contemplated by this Agreement to be discharged by Contributor at or before Closing, and any such liens, encumbrances, exceptions or qualifications shall be hereinafter referred to as “Title Defects.”  GIPLP’s failure to deliver notification to Contributor of the Title Defects within twenty (20) days after GIPLP’s receipt of both the Title Commitment and Survey shall be deemed to constitute acceptance of such matters.  Contributor shall notify GIPLP in writing no later than five (5) days after Contributor’s receipt of GIPLP’s notice setting forth the existence of any Title Defects and indicate to GIPLP that Contributor either (i) intends to cure the Title Defects within the applicable cure period, or (ii) intends not to cure some or all of such exceptions, identifying which of the Title Defects Contributor intends to cure and/or not cure (Contributor) being under no obligation to cure Title Defects other than the Monetary Objections).

(b)       Contributor shall have twenty (20) days, or such longer period as GIPLP may grant in its reasonable discretion, following receipt of written notice of the existence of Title Defects in which to undertake a good faith, diligent and continuous commercially reasonable effort and, in fact, cure or eliminate the Title Defects which Contributor has elected to cure to the satisfaction of GIPLP and the Title Company in such manner as to permit the Title Company to either endorse the Title Commitment or issue a replacement commitment to delete the Title Defects therefrom.  Contributor’s failure to cure any such Title Defect shall not constitute a default by Contributor as long as Contributor undertakes a good faith, diligent and continuous commercially reasonable effort to cure or eliminate same.

(c)       Within five (5) days prior to the Closing Date, GIPLP may obtain and deliver to Contributor an update to the Title Commitment (the “Updated Title Commitment”).  Any matters disclosed in the Updated Title Commitment which were not exceptions in the Title Commitment shall automatically be deemed Title Defects which Contributor shall be obligated to cure unless such matters were placed of record with GIPLP’s joinder and consent.  The cure of any such new Title Defects shall be effected within such time periods as were provided in connection with curing Title Defects under the initial Title Commitment.  If Contributor shall in fact cure or eliminate the new Title Defects, the Closing shall take place on the date specified in this Agreement.  If Contributor does not cure or eliminate the new Title Defects, GIPLP may elect to terminate this Agreement or proceed to Closing as provided in Section 3.4(d) below.

(d)       If Contributor is unable to cure or eliminate any Title Defects (including any new Title Defects revealed by the updated Title Commitment to be provided to GIPLP as set forth in Section 3.4(c) above) within the time allowed, GIPLP may elect to terminate this Agreement within ten (10) days following the expiration of the curative period by giving written notice of termination to Contributor, or, alternatively, GIPLP may elect to close its purchase of the Property, accepting the conveyance of the Property subject to the Title Defects, in which event the Closing shall take place on the date specified in this Agreement, subject to any delays provided for above.  If, by giving written notice to Contributor within the time allowed, GIPLP elects to terminate this Agreement because of the existence of uncured Title Defects, the Earnest Money Deposit shall be returned to GIPLP and upon such return the obligations of the parties under this Agreement shall be terminated.  The foregoing right of GIPLP to terminate this Agreement upon the failure to cure a Title Defect which Contributor is obligated to cure shall not be deemed to limit the GIPLP’s rights and remedies to which GIPLP might otherwise be entitled for the breach by Contributor of any of its covenants, duties or obligations hereunder, or for the falsehood of any of the Contributor’s material representations.

(e)       GIPLP may, at GIPLP’s expense, within the Inspection Period, obtain a boundary survey of the Land (“Survey”).  The Survey shall be prepared by a land surveyor duly licensed and registered as such in the State of Florida, shall be certified by such surveyor to GIPLP, GIPLP’s counsel, Contributor and the Title Company, shall set forth the legal description of the Land and shall otherwise be in a form satisfactory to the Title Company to eliminate the standard survey exceptions from the Title Policy to be issued at Closing.  GIPLP shall notify Contributor in writing within the period for GIPLP to notify Contributor of any Title Defects specifying any matters shown on the Survey which adversely affect the title to the Land or constitute a zoning violation and the same shall thereupon the deemed to be Title Defects hereunder and Contributor shall elect to cure or not cure the same as provided in Section 3.4(a) of this Agreement and if Contributor elects to undertake the cure thereof it shall do so within the time and in the manner provided in Section 3.4(b) of this Agreement.

ARTICLE 4.

REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS

4.1                         General Representations and Warranties of Contributor.  Contributor hereby makes the following representations and warranties to GIPLP, each of which shall be true as of the Effective Date and as of the Closing:

(a)       Organization, Authorization and Consents.  Contributor is a duly organized and validly existing limited liability company under the laws of the State of Florida.  Contributor has the right, power and authority to enter into this Agreement and to convey the Property in accordance with the terms and conditions of this Agreement, to engage in the transactions contemplated in this Agreement and to perform and observe the terms and provisions hereof.

(b)       Action of Contributor, Etc.  Contributor has taken all necessary action to authorize the execution, delivery and performance of this Agreement by Contributor, and upon the execution and delivery of any document to be delivered by Contributor on or prior to the Closing, this Agreement and such document shall constitute the valid and binding obligation and agreement of Contributor, enforceable against Contributor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

(c)       No Violations of Agreements.  Neither the execution, delivery or performance of this Agreement by Contributor, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Property or any portion thereof pursuant to the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other material agreement or instrument by which Contributor is bound.

(d)       Non-Foreign Status.  Contributor is not a “foreign person,” “foreign trust,” or “foreign corporation” within the meaning of the Internal Revenue Code.

(e)       Anti-Terrorism.  Neither Contributor nor any of its agents, when such agent is acting or benefiting in any capacity in connection with this Agreement or the transactions contemplated hereunder, is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that violates, evades, or avoids, or has the purpose of violating, evading, or avoiding, or is an attempt to violate, evade, or avoid, any of the prohibitions set forth in any Anti-Terrorism Law.

(f)       Blocked Person.  Neither Contributor nor any of its agents, when such agent is acting or benefiting in any capacity in connection with this Agreement or the transactions contemplated hereunder, is a Blocked Person.  Neither Contributor nor any of its agents, when such agent is acting or benefiting in any capacity in connection with this Agreement or the transactions contemplated hereunder, shall (1) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods, or services to or for the benefit of any Blocked Person; (2) engage in or conspire to engage in any transaction relating to any property or interests in property blocked pursuant to Executive Order No. 13224; or (3) engage in or conspire to engage in any transaction that violates, evades, or avoids, or has the purpose of violating, evading, or avoiding, or attempts or intends to violate, evade, or avoid, any of the prohibitions set forth in Executive Order No. 13224 or any Anti-Terrorism Law.

(g)       Litigation.  No investigation, action or proceeding is pending or, to Contributor’s knowledge, threatened, which (i) if determined adversely to Contributor, materially affects the use or value of the Property, or (ii) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, or (iii) involves condemnation or eminent domain proceedings involving the Property or any portion thereof.

(h)       Existing Lease.  (i) Other than the Lease, Contributor has not entered into any contract or agreement with respect to the occupancy or sale of the Property or any portion or portions thereof which will be binding on GIPLP after the Closing; (ii) the Lease has not been amended except as evidenced by amendments similarly delivered and constitute the entire agreement between Contributor and the Tenant thereunder; and (iii) to Contributor’s knowledge, there are no existing defaults by Contributor or the Tenant under the Lease.

(i)       Rent Roll.  Attached hereto as Schedule 9 is an accurate and complete rent roll dated no more than five (5) business days’ prior to the Effective Date.

(j)       Leasing Commissions.  (i) There are no lease brokerage agreements, leasing commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to the Property or any portion or portions thereof other than as disclosed in Exhibit “C” attached hereto (the “Commission

Agreements”); and that all leasing commissions, brokerage fees and management fees accrued or due and payable under the Commission Agreements, as of the date hereof and at the Closing have been or shall be paid in full; and Contributor shall terminate the Commission Agreements as to the Property and the Lease and pay all sums that may be due thereunder at Closing at no cost to GIPLP.  Contributor acknowledges and agrees that in no event either prior to or after Closing shall GIPLP be responsible for any sums due under any Commission Agreement.

(k)       Taxes and Assessments.  Contributor has not filed, and has not retained anyone to file, notices of protests against, or to commence action to review, real property tax assessments against the Property.  The Land is assessed as a separate tax lot or tax parcel, independent of any other parcels or assets not being conveyed hereunder, and has been validly, finally and unappealably subdivided from all other property for conveyance purposes.  Contributor has no knowledge and Contributor has not received notice of any assessments by a public body, whether municipal, county or state, imposed, contemplated or confirmed and ratified against any of the Property for public or private improvements which are now or hereafter payable.

(l)       Environmental Matters.  To Contributor’s knowledge, except as disclosed in the Environmental Reports: (i) no Hazardous Substances have been discharged, disbursed, released, stored, treated, generated, disposed of, or allowed to escape on, in, or under the Property; (ii) no asbestos or asbestos containing materials have been installed, used, incorporated into, or disposed of on the Property except in accordance with all laws, rules, regulations and ordinances pertaining to same; (iii) no PCB’s have been located on or in the Property; (iv) no underground storage tanks are located on the Property or were located on the Property and were subsequently removed or filled; and (v) no tenant or other Person has notified Contributor of the presence of any mold or fungus on the Property.  Contributor has received no written notification that any governmental or quasi-governmental authority has determined that there are any violations of any Environmental Law with respect to the Property, nor has Contributor received any written notice from any governmental or quasi-governmental authority with respect to a violation or suspected violation of any Environmental Law on or at the Property.  To Contributor’s knowledge, the Property has not previously been used as a landfill, a cemetery, or a dump for garbage or refuse by Contributor or any of its Affiliates or by any other Person.  No tenant has the right to generate, store or dispose of Hazardous Substances at the Property or use or transport Hazardous Substances on or from the Property except as otherwise provided in the Lease.

(m)       Compliance with Laws.  There are no violations of law, municipal or county ordinances, or other legal requirements with respect to the Property or any portion thereof that is materially adverse to or could reasonably be expected to become materially adverse to (i) the ability of Contributor to consummate the transactions contemplated hereby, or (ii) the Tenant’s ability to operate its business on the Property after Closing in a manner the same as or substantially similar to the manner in which the Tenant has operated it business on the Property before Closing.

(n)       Easements and Other Agreements.  Contributor has no knowledge of any default in complying with the terms and provisions of any of the terms, covenants, conditions, restrictions or easements constituting a Permitted Exception.

(o)       Other Agreements.  Except for the Lease, the Commission Agreements and the Permitted Exceptions, there are no leases, management agreements, service agreements, brokerage agreements, leasing agreements, licensing agreements, easement agreements, or other agreements or instruments in force or effect that (i) grant to any person or any entity any right, title, interest or benefit in and to all or any part of the Property or any rights relating to the use, operation, management, maintenance or repair of all or any part of the Property, or (ii) establish, in favor of the Property, any right, title, interest in any other real property relating to the use, operation, management, maintenance or repair of all or any part of the Property which, in either event, will survive the Closing or be binding upon GIPLP or its designee or assignee other than those which GIPLP has agreed in writing to assume prior to Closing.

(p)       Condemnation.  Contributor has no knowledge of the commencement of any actual or threatened proceedings for taking by condemnation or eminent domain of any part of the Property.

(q)       Intentionally Deleted.

(r)       Insurance.  Contributor has not received any written notice from the respective insurance carriers which issued any of the insurance policies required to be obtained and maintained by Contributor under the Lease or under Contributor’s Loan Documents stating that any of the policies or any of the coverage provided thereby will not or may not be renewed.  Except as provided in Section 7.1 below, Contributor shall terminate all of such insurance policies as of Closing and GIPLP shall have no obligations for payments that may come due under any of Contributor’s insurance policies for periods of time either prior to or after Closing.

(s)       Submission Items.  All materials, information, records, and documentation delivered or to be delivered to GIPLP by Contributor pursuant to this Agreement, including the Contributor’s Disclosure Materials, are or upon submission will be complete, accurate, true and correct in all material respects.

(t)       Commitments to Governmental Authority.  No commitments have been made to any governmental authority, developer, utility company, school board, church or other religious body or any property owners’ association or to any other organization, group or individual relating to the Property which would impose an obligation upon GIPLP or its designee, successors and assigns to make any contribution or dedications of money or land or to construct, install or maintain any improvements of a public or private nature on or off the Property.  The provisions of this section shall not apply to any local real estate taxes assessed against the Property.

(u)       Personal Property.  All items of Personal Property, if any, are owned outright by Contributor, free and clear of any security interest, lien or encumbrance except for the Contributor’s Loan Documents which shall be satisfied and discharged at Closing as provided for herein.

(v)       No Rights to Purchase.  Except for this Agreement, Contributor has not entered into, and has no actual knowledge of any other agreement, commitment, option, right of first refusal or any other agreement, whether oral or written, with respect to the purchase, assignment or transfer of all or any portion of the Property except for Tenant pursuant to the terms of the Lease.

The representations and warranties made in Section 4.1 of this Agreement by Contributor shall be continuing and shall be deemed remade in all material respects by Contributor as of the Closing Date, with the same force and effect as if made on, and as of, such date.  All representations and warranties made in this Agreement by Contributor shall survive the Closing for a period of three (3) years (the “Limitation Period”), and upon expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, GIPLP gives Contributor written notice prior to the expiration of said three (3) year period of such alleged breach with reasonable detail as to the nature of such breach.  Notwithstanding anything to the contrary contained in this Agreement, there shall be no survival limitation with respect to acts involving an actual fraud or intentional misrepresentation on behalf of Contributor.  If, subject to the terms, conditions and applicable limitations provided herein: (a) GIPLP makes a claim against Contributor with regard to a representation or warranty which expressly survives Closing, and (b) GIPLP obtains a final and non-appealable judgment against Contributor which remains unpaid for a period of thirty (30) days, then Contributor agrees that GIPLP shall have the right to trace the Contribution Consideration to the extent necessary to satisfy such claim.  Contributor acknowledges and agrees that GIPLP has relied and has the right to rely upon the foregoing in connection with GIPLP’s consummation of the transaction set forth in this Agreement.

Subject to the immediately preceding paragraph, Contributor hereby agrees to indemnify, protect, defend (through attorneys reasonably acceptable to GIPLP) and hold harmless GIPLP and its subsidiaries, affiliates, officers, directors, agents, employees, successors and assigns from and against any and all claims, damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees actually incurred) (i) which may be asserted against or suffered by GIPLP or the Property after the Closing Date as a result or on account of any breach of any representation, warranty or covenant on the part of Contributor made herein or in any instrument or document delivered by Contributor pursuant hereto or (ii) which may at any time following the Closing Date be asserted against or suffered by GIPLP arising out of or resulting from any matter pertaining to the operation of the Property prior to the Closing Date (whether asserted or accruing before or after Closing).

4.2                         Covenants and Agreements of Contributor.

(a)       Contributor’s Continued Performance under the Lease.  From the Effective Date to the date of Closing, Contributor shall continue to perform in all material respects all of its obligations under the Lease consistent with the terms and conditions of the Lease.

(b)       Leasing and Licensing Arrangements.  From the Effective Date to the date of Closing, Contributor will not enter into any lease or license affecting the Property, or modify or amend in any material respect, or terminate the Lease without GIPLP’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Any such requests by Contributor shall be accompanied by a copy of any proposed modification or amendment of the applicable Lease or of any new lease or license that Contributor wishes to execute between the Effective Date and the Closing Date.

(c)       New Contracts and Easements.  From the Effective Date to the date of Closing, Contributor will not enter into any contract or easement, or modify, amend, renew or extend any existing contract or easement, that will be an obligation on or otherwise affect the Property or any part thereof subsequent to the Closing without GIPLP’s prior written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed, except contracts entered into in the ordinary course of business that shall be terminated at Closing without penalty or premium to GIPLP.

(d)       Tenant Estoppel Certificate.  Contributor shall use commercially reasonable efforts to obtain and deliver to GIPLP prior to Closing an original written Tenant Estoppel Certificate signed by the Tenant as provided for in Section 6.1(f).

(e)       Tenant Approval and Consent.  To the extent the Lease contains any Tenant Approvals and Consents (in addition to a ROFO), Contributor shall pursue obtaining, in good faith and with continuous and commercially reasonable diligence, all of the Tenant’s Approvals and Consents by simultaneously requesting same from Tenant in the ROFO Notice, or if no Right of First Offer exists, within ten (10) days after the Effective date.  Contributor shall keep GIPLP reasonably informed as to the status of obtaining the Tenant’s Approvals and Consents as and when reasonably requested by GIPLP.  In the event Contributor is unable to obtain and deliver to GIPLP all of the Tenant’s Approvals and Consents prior to the expiration of the Inspection Period, then GIPLP shall have the right to terminate this Agreement by providing written notice to Contributor and the parties hereto shall have no further rights or obligations, other than those that by their terms survive the termination of this Agreement.

(f)       Notices.  From the Effective Date to the date of Closing, Contributor shall, immediately upon Contributor’s obtaining knowledge thereof, provide GIPLP with a written notice of any event which has a material adverse effect on the Property.

(g)       Notices of Violation.  From the Effective Date to the date of Closing, as soon as Contributor has knowledge or immediately upon receipt of written notice thereof, Contributor shall provide GIPLP with written notice of any violation of any legal requirements or insurance requirements affecting the Property, any service of process relating to the Property or which affects Contributor’s ability to perform its obligations under this Agreement, any complaints or allegations of default received from Tenant or any other correspondence or notice received by Contributor which has or has the potential to have a material adverse effect on the Property.

4.3                         Investment Representations by Contributor.  Contributor hereby covenants with and makes the following representations and warranties to GIPLP, each of which shall be true as of the Effective Date and as of the Closing:

(a)       Accredited Investor.  Contributor and each of its members is an Accredited Investor (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended), and has such knowledge and experience in financial and business matters and that it is capable of evaluating the merits and risks of the prospective investment in the Partnership Units.

(b)       Materials and Recognition of Status and Risks.  Contributor acknowledges that:

(i)        Contributor is knowledgeable, sophisticated, and experienced in business and financial matters; Contributor fully understands the limitations on Transfer (defined below) described in this Agreement and the Partnership Agreement and Contributor is able to bear the economic risk of holding the Partnership Units for an indefinite period and is able to afford the complete loss of its investment in the Partnership Units.

(ii)       Contributor acknowledges that (i) the transactions contemplated by this Agreement involve complex tax consequences for such Contributor, and Contributor is relying solely on the advice of such Contributor’s own tax advisors in evaluating such consequences; (ii) GIPLP has not made (nor shall it be deemed to have made) any representations or warranties as to the tax consequences of such transaction to such Contributor; and (iii) references in this Agreement to the intended tax effect of the transactions contemplated hereby shall not be deemed to imply any representation by GIPLP as to a particular tax result that may be obtained by such Contributor; Contributor remains solely responsible for all tax matters relating to such Contributor.

(iii)      GIPLP has made available to Contributor and Contributor has received and reviewed (i) this Agreement, (ii) the Partnership Agreement, (iii) copies of the documents made available to Contributor by GIPLP or GIPREIT (by public filing with the SEC) and filed by GIPREIT under the Securities Exchange Act of 1934, as amended, (iv) all qualified registration statements, reports, and related prospectuses and supplements filed by GIPREIT and (v) has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such documents, GIPLP, GIPREIT, and the business and prospects of GIPLP and GIPREIT (that Contributor and all of the Contributor’ members deems necessary to evaluate the merits and risks related to the investment in the Partnership Units ((i), (ii), (iii), (iv), and (v), collectively the “Materials”); and Contributor understands and has taken cognizance of all risk factors in the Materials and related to an investment in the Partnership Units.

(iv)      Subject to Contributor’s rights under the Partnership Agreement to exchange or redeem the Partnership Units to Common Stock or cash, Contributor will acquire the Partnership Units solely for its own respective account for the purpose of investment and not as a nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any distribution thereof.  Subject to Contributor’s rights under the Partnership Agreement to convert the Partnership Units to Common Stock or cash, Contributor agrees and acknowledges that it is not permitted to offer, transfer, sell, assign, pledge, hypothecate, or otherwise dispose of (collectively, “Transfer”) any of the Partnership Units except as provided in the Partnership Agreement.

(c)       Forward Looking Statements.  Contributor is aware that any informational materials reviewed by Contributor in connection with the GIPLP and GIPREIT may contain forward looking statements. Any forward-looking statements contained in any such informational materials were based on current expectations involving many risks and uncertainties, especially in light of the nature of the businesses of GIPLP and GIPREIT.  GIPLP’s and GIPREIT’s actual financial results may differ materially from any results which might be projected, forecast, estimated or budgeted by GIPLP and GIPREIT in forward-looking statements.  Contributor understands that some of the factors that could have a material adverse effect on the forward-looking statements and business are: results of operations, financial condition, funds derived from operations, cash available for distribution, changes in capital markets, changes in interest rates, availability of capital, competition from businesses engaged in similar enterprises, both those currently in existence as well as those that may arise in the future cash flows, liquidity and prospects as well as those factors included, but not limited to, the factors referenced in the offering statement of GIPREIT, dated January 28, 2016, as amended and/or supplemented from time to time, under the caption “RISK FACTORS” and which are incorporated herein by reference. All GIPREIT filings are available at SEC.gov or the following URL: (https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001651721&
owner=exclude&count=40).

(d)       Contributor and each of its members acknowledge that the redemption of the Partnership Units for Common Stock is subject to certain restrictions contained in the Partnership Agreement.

(e)       Subject to Contributor’s rights under the Partnership Agreement to redeem the Partnership Units, at the election of the General Partner, to Common Stock or cash, Contributor acknowledges that it has been advised and it has advised the Contributor’s members that (i) the Partnership Units may be held indefinitely, and Contributor will continue to bear the economic risk of the investment in the Partnership Units, unless they are exchanged pursuant to the Partnership Agreement or are subsequently registered under the Securities Act of 1933, as amended (and the rules and regulations in effect thereunder) (the “Securities Act”), or an exemption from such registration is available, (ii) the Partnership Units are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the SEC provide in substance that Contributor may dispose of the Partnership Units only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and Contributor understands that GIPLP shall have no obligation to register any of the Partnership Units purchased by Contributor hereunder (or the Common Stock) or to take action so as to permit sales pursuant to the Securities Act (including Rule 144 thereunder) except as may be set forth in the Partnership Agreement, (iii) if the Partnership Units, at the election of the General Partner, are exchanged for Common Stock, Contributor acknowledges that in connection with conversion of the Partnership Units to Common Stock, after the expiration of the Lock-Up

Period (hereinafter defined), the Partnership Units may be sold only in compliance with the applicable resale limitations of Rule 144 under the Securities Act, and (iv) a notation shall be made in the appropriate records of GIPLP indicating that the Partnership Units are subject to restrictions on Transfer.

(f)       Lock-Up Period.  Contributor acknowledges and agrees that the Partnership Units are not redeemable, convertible or exchangeable for cash or Common Stock for one (1) year after the date of issuance (the “Lock-Up Period”).  The provisions of this Section 4.3(f) shall survive the Closing.

(g)       Legend. Contributor hereby acknowledges that any certificate or other instrument representing the Partnership Units shall bear one or all of the following legends:

(i)        “THIS CERTIFICATE IS NOT NEGOTIABLE. THE PARTNERSHIP UNITS REPRESENTED BY THIS CERTIFICATE ARE GOVERNED BY AND TRANSFERABLE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF GENERATION INCOME PROPERTIES, L.P., AS AMENDED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME.”

(ii)       Any legend set forth in, or required by, the Partnership Agreement or the articles or certificate of incorporation and the bylaws of GIPREIT.

(iii)      Any legend required by the securities laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

(h)       REIT Restrictions. Contributor acknowledges that the Partnership Units are subject to restrictions on beneficial and constructive ownership and transfer for the purpose of GIPREIT’s election and maintenance of its intended status as a REIT under the Internal Revenue Code of 1986, as amended.  Subject to certain further restrictions and except as expressly provided in GIPREIT’s charter, (i) no person may beneficially or constructively own shares of GIPREIT’s common stock in excess of 9.8% (in value or number of shares) of the outstanding shares of common stock of the REIT unless such person is an excepted holder (in which case the excepted holder limit shall be applicable); (ii) no person may beneficially or constructively own shares of capital stock of GIPREIT in excess of 9.8% of the value of the total outstanding shares of capital stock of GIPREIT, unless such person is an excepted holder (in which case the excepted holder limit shall be applicable); (iii) no person may beneficially or constructively own capital stock that would result in GIPREIT being “closely held” under section 856(h) of the Internal Revenue Code or otherwise cause GIPREIT to fail to qualify as a real estate investment trust; and (iv) no person may transfer shares of capital stock if such transfer would result in the capital stock of GIPREIT being owned by fewer than 100 persons.

(i)       Waiver. Contributor acknowledges that the agreements contained herein and the transactions contemplated hereby and any actions taken in contemplation of the transactions contemplated hereby may conflict with, and may not have been contemplated by, the organizational documents of Contributor or its managing member(s),  or other agreements among one or more holders of ownership interests therein, and hereby expressly gives all consents (and any consents necessary to authorize the proper parties in interest to give all consents) and waivers it is entitled to give that are necessary or desirable to facilitate the contribution or sale contemplated hereby.

(j)        Notwithstanding the information contained in the Materials and other information and materials provided to or otherwise obtained by the Contributor as described in Section 4.3(b), the Contributor and each of its members understand and acknowledge that it may be in possession of additional material non-public information about GIPREIT and GIPLP’s existing or potential operations, prospects and strategic plans. Therefore, in connection to this information, the Contributor understands that (1) any information in its possession regarding GIPREIT and GIPLP: (i) may be incomplete in whole or in part, (ii) has been provided to it by GIPREIT and GIPLP without any representation or warranty by them (other than as expressly set forth in this Agreement or the Partnership Agreement and (2) the Contributor and each of its members hereby irrevocably agrees that it will not directly or indirectly institute, join any person in instituting or take any action to directly or indirectly institute, any legal or other proceeding against GIPREIT, GIPLP or any of their affiliates, officers, directors, partners, members, employees or agents for any reason relating to, or seeking damages or remedies (whether legal or equitable) with respect to this Agreement, an investment in the Partnership Units or any of the information that GIPREIT, GIPLP or any of their affiliates, officers, directors, partners, members, employees, agents or representatives has provided or omitted to provide to the Contributors in connection with the this Agreement or otherwise, other than in the case of any representation or warranty by GIPREIT or GIPLP expressly set forth in this Agreement or the Partnership Agreement.

(k)       NO TAX REPRESENTATIONS. EXCEPT FOR THE EXPRESS REPRESENTATIONS OF GIPLP CONTAINED HEREIN, THE CONTRIBUTOR REPRESENTS AND WARRANTS THAT IT IS RELYING SOLELY ON THE CONTRIBUTOR’S OWN CONCLUSIONS OR THE ADVICE OF THE CONTRIBUTOR’S OWN COUNSEL WITH RESPECT TO TAX ASPECTS OF THE CONTRIBUTION AND IS NOT RELYING UPON ANY ADVICE OR ANY INFORMATION OR MATERIAL FURNISHED BY GENERATION INCOME PROPERTIES, L.P. OR GENERATION INCOME PROPERTIES, INC. OR THEIR RESPECTIVE REPRESENTATIVES, WHETHER ORAL OR WRITTEN, EXPRESSED OR IMPLIED, OF ANY NATURE WHATSOEVER, REGARDING ANY TAX MATTERS, INCLUDING, WITHOUT LIMITATION, TAX CONSEQUENCES TO CONTRIBUTOR FROM THE TRANSACTION CONTEMPLATED HERE OR AS TO CREDITS, PROFITS, LOSSES OR CASH FLOW WHICH MAY BE RECEIVED OR SUSTAINED AS A RESULT OF THIS CONTRIBUTION;.

(l)        Notwithstanding anything in Section 4.1 of this Agreement to the contrary, the covenants, representations and warranties in this Section 4.3 shall survive the Closing of this Agreement.

(m)       Information and Audit Cooperation. To the extent required by a governmental agency or for any good faith purpose, Contributor shall, at GIPLP’s expense, reasonably cooperate with GIPLP and/or GIPLP’s independent auditor and provide each access to the books and records of the Property and all related information regarding the Property, including, without limitation, two (2) calendar years of audited books and records of the Property; provided, however,  should two (2) calendar years of audited books and records not be available, then Contributor shall supply as many years of audited books and records that exist; provided, further, if such audited books and records are not available but to the extent required by a governmental audit of GIPLP, GIPREIT or any of their respective direct or indirect subsidiaries or affiliates, Contributor shall, at GIPLP’s expense, provide at least one (1) year of audited books and records. If audited financial statements are not available, Contributor shall provide un-audited operating statements in lieu of audited ones and provide supporting documentation as requested in order for GIPLP to conduct its own audit. At GIPLP’s request, at any time within one (1) year after the Closing, Contributor shall provide GIPLP with such books, records, and such other matters reasonably determined by GIPLP as necessary to satisfy its or its affiliated parties’ obligations as a real estate investment trust and/or the requirements (including, without limitations, any regulations) of the Securities and Exchange Commission to the extent in Contributor’s possession. Contributor shall promptly notify GIPLP upon receipt by Contributor of written notice of any pending or threatened U.S. federal, state, local or foreign tax audits or assessments relating to the Property. GIPLP shall have the right to control the conduct of any audit or claims proceeding instituted after the Closing with respect to taxes attributable to any taxable period, or portion thereof, ending on or before the Closing Date, provided that, the Contributor may participate at its own expense and GIPLP shall cooperate with Contributor in the conduct of any such audit or proceeding or portion thereof.  Contributor shall deliver to GIPLP all tax returns, schedules and work papers with respect to the Property, and all material records and other documents relating thereto.

4.4                         Representations and Warranties of GIPLP.  GIPLP hereby makes the following representations and warranties to Contributor, each of which shall be true as of the Effective Date and as of the Closing:

(a)       Organization, Authorization and Consents.  GIPLP is a duly organized and validly existing limited partnership under the laws of the State of Delaware. GIPLP has filed all material tax returns required to have been filed by or with respect to GIPLP and GIPLP has the right, power and authority to enter into this Agreement and to acquire the Property in accordance with the terms and conditions of this Agreement, to engage in the transactions contemplated in this Agreement and to perform and observe the terms and provisions hereof.

(b)       Action of GIPLP, Etc.   GIPLP has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by GIPLP on or prior to the Closing, this Agreement and such document shall constitute the valid and binding obligation and agreement of GIPLP, enforceable against GIPLP in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

(c)       No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by GIPLP, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which GIPLP is bound.

(d)       Litigation.  No investigation, action or proceeding is pending or, to GIPLP’s knowledge, threatened, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

(e)       Partnership Units.  (i) upon issuance to Contributor, the Partnership Units shall be free and clear of any and all liens, encumbrances, and interests of any third party, (ii) no person other than Contributor has any rights or claims of any kind or nature in or to the Partnership Units, and (iii) the issuance of the Partnership Units to Contributor will not result in a breach of any terms, covenants, provisions, or conditions of any agreement that is binding on GIPLP or any of its property or assets.

The representations and warranties made in this Agreement by GIPLP shall be continuing and shall be deemed remade by GIPLP as of the Closing Date, with the same force and effect as if made on, and as of, such date.  All representations and warranties made in this Agreement by GIPLP shall survive the Closing for a period of twelve (12) months, and upon expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Contributor gives GIPLP written notice prior to the expiration of said twelve (12) month period of such alleged breach with reasonable detail as to the nature of such breach.  Notwithstanding anything to the contrary contained in this Agreement, there shall be no survival limitation with respect to acts involving fraud or intentional misrepresentation on behalf of GIPLP.

Subject to the terms of this Agreement, GIPLP hereby agrees to indemnify, protect, defend (through attorneys reasonably acceptable to Contributor) and hold harmless Contributor and its affiliates, officers, directors, agents, employees, successors and assigns from and against any and all claims, damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees actually incurred) which may be asserted against or suffered by Contributor after the Closing Date as a result or on account of any breach of any representation, warranty or covenant on the part of GIPLP made herein or in any instrument or document delivered by GIPLP pursuant hereto.

ARTICLE 5.

CLOSING DELIVERIES, CLOSING COSTS AND PRORATIONS

5.1                         Contributor’s Closing Deliveries.  For and in consideration of, and as a condition precedent to GIPLP’s delivery to Contributor of the Contribution Consideration, Contributor shall obtain or execute and deliver to GIPLP or the Escrow Agent (as applicable) at Closing the following documents, all of which shall be duly executed, acknowledged and notarized where required:

(a)       Deed.  A special warranty deed to the Land and Improvements, in the form attached hereto as Schedule 1 (the “Deed”), subject only to the Permitted Exceptions;

(b)       Bill of Sale.  A bill of sale for the Personal Property in the form attached hereto as Schedule 3 (the “Bill of Sale”), with warranty as to the title of the Personal Property;

(c)       Assignment and Assumption of Lease and Security Deposits.  An assignment and assumption of Lease and Security Deposits in the form attached hereto as Schedule 2 (the “Assignment and Assumption of Lease”);

(d)       Certified Rent Roll.  A certified rent roll executed by Contributor certified to be true and correct as of the Closing Date (the “Certified Rent Roll”).

(e)       Memorandum of Assignment of Lease. A memorandum of assignment of each of the Lease in form acceptable to Contributor and GIPLP (the “Memorandum of Assignment of Lease”);

(f)       Subordination, Non-Disturbance and Attornment Agreement.  An original Subordination, Non-Disturbance and Attornment Agreement executed by the Tenant in form acceptable to Contributor’s Lender(the “SNDA”);

(g)       General Assignment.  An assignment of the Intangible Property in the form attached hereto as Schedule 4 (the “General Assignment”);

(h)       Contributor’s Affidavit.  An owner’s affidavit in the form attached hereto as Schedule 5 (“Contributor’s Affidavit”);

(i)        Contributor’s Certificate.  A certificate in the form attached hereto as Schedule 6 (“Contributor’s Certificate”), evidencing the reaffirmation of the truth and accuracy in all material respects of Contributor’s representations, warranties, and agreements set forth in Section 4.1 hereof;

(j)        Joinder Agreement.  Contributor shall execute and deliver to GIPLP a joinder to the Partnership Agreement (in the form attached hereto as Exhibit “E”) and such other documents and instruments as reasonably determined to be appropriate by GIPLP to reflect the admission of Contributor to GIPLP as a limited partner thereof.

(k)       FIRPTA Certificate.  A FIRPTA Certificate in the form attached hereto as Schedule 7;

(l)        Evidence of Authority.  Such documentation as may reasonably be required by the Title Company to establish that this Agreement, the transactions contemplated herein, and the execution and delivery of the documents required hereunder, are duly authorized, executed and delivered;

(m)       Settlement Statement.  A settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of GIPLP and Contributor pursuant to this Agreement;

(n)       Notice of Transfer.  Contributor will join with GIPLP (or its Affiliate) in executing a notice, in form and content reasonably satisfactory to Contributor and GIPLP (each, a “Notice of Transfer”), which GIPLP shall send to the Tenant informing such Tenant of the transfer of the Property and of assignment to and assumption by GIPLP (or its Affiliate) of the

Lease and Security Deposit and directing that all rent and other sums payable thereunder for periods after the Closing shall be paid as set forth in the notice.

(o)       Surveys and Plans.  Such surveys, site plans, plans and specifications, and other matters relating to the Property as are in the possession of Contributor to the extent not theretofore delivered to GIPLP;

(p)       Lease.  To the extent the same is in Contributor’s possession, an original executed counterpart of the Lease;

(q)       Keys.  All of the keys to any door or lock on the Property in Contributor’s possession, if any; and

(r)       Other Documents.  Such other documents as shall be reasonably requested by GIPLP’s counsel or the Title Company to effectuate the purposes and intent of this Agreement.

5.2                         GIPLP’s Closing Deliveries.  GIPLP shall obtain, execute and deliver to Contributor or the Title Company (as applicable) at Closing the following documents and such other items enumerated below, all of which shall be duly executed, acknowledged and notarized where required:

(a)       Partnership Units.   The Amended Exhibit A evidencing the issuance of the Partnership Units as provided in Section 2.5 of this Agreement and a fully executed counterpart to a Joinder Agreement, with respect to the Partnership Units;

(b)       Assignment and Assumption of Lease.  An Assignment and Assumption for each of the Lease;

(c)       Memorandum of Assignment of Lease.  A Memorandum of Assignment of Lease for each of the Lease;

(d)       General Assignment.  The General Assignment;

(e)       GIPLP’s Certificate.  A certificate in the form attached hereto as Schedule 8 (“GIPLP’s Certificate”), evidencing the reaffirmation of the truth and accuracy in all material respects of GIPLP’s representations, warranties and agreements contained in Section 4.4 of this Agreement;

(f)       Settlement Statement.  A settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of GIPLP and Contributor pursuant to this Agreement;

(g)       Notice of Transfer.  An executed counterpart to each Notice of Transfer; and

(h)       Other Documents.  Such other documents as shall be reasonably requested by Contributor’s counsel or the Title Company to effectuate the purposes and intent of this Agreement.

5.3                         Closing Costs. Contributor shall pay the cost of the documentary/revenue stamps, transfer taxes, and excise taxes imposed by the State of Florida and/or the county in which the Land is located upon the conveyance of the Property pursuant hereto, the attorneys’ fees and consultants’ fees of Contributor, the cost of obtaining and recording any corrective title instruments for purposes of conveying title to GIPLP as provided herein, the cost of the cost of the Title Commitment and the Title Policy, including title examination fees related thereto and any updates to the Title Commitment, and all other costs and expenses incurred by Contributor in closing and consummating the transaction contemplated pursuant to this Agreement.  GIPLP shall pay the cost the Survey, all recording fees on all instruments to be recorded in connection with this transaction (except corrective title instruments), the cost of any endorsements to the Title Policy, the attorneys’ fees and consultants’ fees of GIPLP, and all other costs and expenses incurred by GIPLP in the performance of GIPLP’s due diligence inspection of the Property and in closing and consummating the transaction contemplated pursuant to this Agreement, including, without limitation, all fees charged by the Existing Lender in connection with the assignment and assumption of the Existing Loan.

5.4                         Prorations and Credits.  The items in this Section 5.4 shall be prorated between Contributor and GIPLP or credited, as specified:

(a)       Taxes.  All general real estate taxes imposed by any governmental authority (“Taxes”) for the year in which the Closing occurs shall be prorated between Contributor and GIPLP as of the Closing, except those for which the Tenant under the Lease is responsible to pay directly to the applicable taxing agency.  If the Closing occurs prior to the receipt by Contributor of the tax bill for the calendar year or other applicable tax period in which the Closing occurs, Taxes shall be prorated for such calendar year or other applicable tax period based upon the amount equal to the prior year’s tax bill.

(b)       Reproration of Taxes.  After receipt of final Taxes and other bills, GIPLP shall prepare and present to Contributor a calculation of the reproration of such Taxes and other items, based upon the actual amount of such items charged to or received by the parties for the year or other applicable fiscal period.  The parties shall make the appropriate adjusting payment between them within thirty (30) days after presentment to Contributor of GIPLP’s calculation and appropriate back-up information.  GIPLP shall provide Contributor with appropriate backup materials related to the calculation, and Contributor may inspect GIPLP’s books and records related to the Property to confirm the calculation.   The provisions of this Section 5.4(b) shall survive the Closing for a period of one (1) year after the Closing Date.

(c)       Rents, Income and Other Expenses.  Rents and any other amounts payable by Tenant under the Lease shall be prorated as of the Closing Date and be adjusted against the Contribution Consideration on the basis of a schedule which shall be prepared by Contributor and delivered to GIPLP for GIPLP’s review and approval prior to Closing. GIPLP shall receive at Closing a credit for GIPLP’s pro rata share of the rents, additional rent, Taxes, common area maintenance charges, tenant reimbursements and escalations, and all other payments payable for the month of Closing and for all other rents and other amounts that apply to periods from and after the Closing, but which are received by Contributor prior to Closing.  GIPLP agrees to pay to Contributor, upon receipt, any rents or other payments by Tenant under the Lease that apply to periods prior to Closing but are received by GIPLP after Closing; provided, however, that any delinquent rents or other payments by Tenant shall be applied first to any current amounts owing by Tenant, then to delinquent rents in the order in which such rents are most recently past due, with the balance, if any, paid over to Contributor to the extent of delinquencies existing at the time of Closing to which Contributor is entitled; it being understood and agreed that GIPLP shall not be legally responsible to Contributor for the collection of any rents or other charges payable with respect to the Lease or any portion thereof, which are delinquent or past due as of the Closing Date; but GIPLP agrees that GIPLP shall send monthly notices prepared by Contributor for a period of three (3) consecutive months in an effort to collect any rents and charges not collected as of the Closing Date.  Any reimbursements payable by Tenant under the terms of the Lease as of the Closing Date, which reimbursements pertain to Tenant’s pro rata share of increased operating expenses or common area maintenance costs incurred with respect to the Property at any time prior to the Closing, shall be prorated upon GIPLP’s actual receipt of any such reimbursements, on the basis of the number of days of Contributor and GIPLP’s respective ownership of the Property during the period in respect of which such reimbursements are payable; and GIPLP agrees to pay to Contributor Contributor’s pro rata portion of such reimbursements within thirty (30) days after GIPLP’s receipt thereof.  Conversely, if the Tenant shall become entitled at any time after Closing to a refund of Tenant’s reimbursements actually paid by Tenant prior to Closing, then, Contributor shall, within thirty (30) days following GIPLP’s demand therefor, pay to GIPLP any amount equal to Contributor’s pro rata share of such reimbursement refund obligations, said proration to be calculated on the same basis as hereinabove set forth.  Contributor hereby waives its right to file any administrative or legal action against the Tenant under the Lease for sums due Contributor for periods attributable to Contributor’s ownership of the Property, except that Contributor shall be entitled to continue to pursue any legal proceedings commenced prior to Closing; but shall not be permitted to commence or pursue any legal proceedings against the Tenant seeking eviction of Tenant or the termination of the Lease unless consented to by GIPLP in writing.  Contributor shall be responsible for collecting and remitting all sales and use taxes that are due or become due on rent payments under the Lease received by Contributor prior to Closing.  GIPLP shall be responsible for collecting and remitting all sales and use taxes that become due on rent payments under the Lease received by GIPLP after Closing.  The provisions of this Section 5.4(c) shall survive the Closing.

(d)       Security Deposits.  GIPLP shall receive a credit at Closing for the Security Deposit (and any interest thereon required to be reimbursed to any tenant) pursuant to the Lease or pursuant to applicable law.  Contributor agrees to and does hereby indemnify, defend and hold GIPLP harmless from and against any liability or expense incurred by GIPLP by reason of any Security Deposit (and interest thereon, if required by law) actually collected by Contributor and not actually paid (or credited) to GIPLP at the Closing.  GIPLP agrees to and does hereby indemnify and hold Contributor harmless from and against any liability or expense incurred by Contributor by reason of any Security Deposit (and interest thereon, if required by law) which is paid (or credited) to GIPLP at the Closing and which GIPLP does not properly refund to the applicable Tenant.  The provisions of this Section 5.4(d) shall survive the Closing.

(e)       Intentionally Deleted.

(f)       Special Assessments. Certified, confirmed and ratified special assessment liens as of date of Closing (and not as of the date of this Agreement) shall be paid by Contributor or GIPLP shall receive a credit therefor.  Pending liens as of date of Closing shall be assumed by GIPLP; provided, however, that where the improvement, for which the special assessment was levied, has been substantially completed as of the date of this Agreement, such pending liens shall be considered as certified, confirmed or ratified and Contributor shall, at Closing, be charged an amount equal to the estimated amount of the assessment for the improvement.  If any special assessment liens are due in installments Contributor shall be required to pay any installment due as of the Closing Date and GIPLP shall be responsible for all such installments due after the date of Closing.

ARTICLE 6.

CONDITIONS TO CLOSING

6.1                         Conditions Precedent to GIPLP’s Obligations.  The obligations of GIPLP hereunder to consummate the transaction contemplated hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions on or before Closing or on or before such time specified in this Agreement (whichever is applicable), any of which may be waived by GIPLP in its sole discretion by written notice to Contributor at or prior to the Closing Date (collectively, the “Conditions Precedent”):

(a)       Contributor shall have delivered to GIPLP all of the items required to be delivered to GIPLP pursuant to the terms of this Agreement, including, but not limited to Section 5.1 hereof.

(b)       Contributor shall have performed, in all material respects, all covenants, agreements and undertakings of Contributor contained in this Agreement.

(c)       All representations and warranties of Contributor as set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of Closing.

(d)       All work required to be performed by Contributor as landlord under the Lease has been completed, and all Tenant Inducement Costs, if any, have been paid in full.  Tenant has completed any work to be performed by Tenant under the Lease, if any, and the Tenant is open for business and the Rent Commencement Date under the Lease has occurred.

(e)       GIPLP shall have received approval of the assumption of the Existing Debt from Contributor’s Lender.

(f)       The delivery by the Title Company of a “marked up” Title Commitment, subject only to the Permitted Exceptions, with gap coverage, deleting all requirements and deleting the standard exceptions.

In the event any of the conditions in this Section 6.1 have not been satisfied (or otherwise waived in writing by GIPLP) on or before the time period specified herein (as same may be extended or postponed as provided in this Agreement), GIPLP shall have the right to terminate this Agreement by written notice to Contributor given prior to the Closing, whereupon (i) Escrow Agent shall return the Earnest Money Deposit to GIPLP; and (ii) except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement.

ARTICLE 7.

CASUALTY AND CONDEMNATION

7.1                         Casualty.  Risk of loss up to and including the Closing Date shall be borne by Contributor.  In the event of any immaterial damage or destruction to the Property or any portion thereof, Contributor and GIPLP shall proceed to close under this Agreement, and GIPLP will receive (and Contributor will assign to GIPLP at the Closing Contributor’s rights under insurance policies to receive) any insurance proceeds due Contributor as a result of such damage or destruction and assume responsibility for such repair, and GIPLP shall receive a credit at Closing for any deductible, uninsured or coinsured amount under said insurance policies.  For purposes of this Agreement, the term “immaterial damage or destruction” shall mean such instances of damage or destruction:  (i) which can be repaired or restored at a cost of Ten Thousand and No/100 Dollars ($10,000.00) or less; (ii) which can be restored and repaired within sixty (60) days from the date of such damage or destruction; and (iii) in which Contributor’s rights under its insurance policy covering the Property are assignable to GIPLP and will continue pending restoration and repair of the damage or destruction.

In the event of any material damage or destruction to the Property or any portion thereof, GIPLP may, at its option, by notice to Contributor given within the earlier of twenty (20) days after GIPLP is notified by Contributor of such damage or destruction, or the Closing Date, but in no event less than ten (10) days after GIPLP is notified by Contributor of such damage or destruction (and if necessary the Closing Date shall be extended to give GIPLP the full 10-day period to make such election): (i) terminate this Agreement, whereupon Escrow Agent shall immediately return the Earnest Money Deposit to GIPLP, or (ii) proceed to close under this Agreement, receive (and Contributor will assign to GIPLP at the Closing Contributor’s rights under insurance policies to receive) any insurance proceeds due Contributor as a result of such damage or destruction (less any amounts reasonably expended for restoration or collection of proceeds) and assume responsibility for such repair, and GIPLP shall receive a credit at Closing for any deductible amount under said insurance policies.  If GIPLP fails to deliver to Contributor notice of its election within the period set forth above, GIPLP will conclusively be deemed to have elected to proceed with the Closing as provided in clause (ii) of the preceding sentence.  If GIPLP elects clause (ii) above, Contributor will cooperate with GIPLP after the Closing to assist GIPLP in obtaining the insurance proceeds from Contributor’s insurers.  For purposes of this Agreement “material damage or destruction” shall mean all instances of damage or destruction that are not immaterial, as defined herein.

7.2                         Condemnation.  If, prior to the Closing, all or any part of the Property is subjected to a bona fide threat of condemnation by a body having the power of eminent domain or is taken by eminent domain or condemnation (or sale in lieu thereof), or if Contributor has received written notice that any condemnation action or proceeding with respect to the

Property is contemplated by a body having the power of eminent domain, Contributor shall give GIPLP immediate written notice of such threatened or contemplated condemnation or of such taking or sale, and GIPLP may by written notice to Contributor given within thirty (30) days after the receipt of such notice from Contributor, elect to cancel this Agreement.  If GIPLP chooses to cancel this Agreement in accordance with this Section 7.2, then the Earnest Money Deposit shall be returned immediately to GIPLP by Escrow Agent and the rights, duties, obligations, and liabilities of the parties hereunder shall immediately terminate and be of no further force and effect, except for those provisions of this Agreement which by their express terms survive the termination of this Agreement.  If GIPLP does not elect to cancel this Agreement in accordance herewith, this Agreement shall remain in full force and effect and the contribution of the Property contemplated by this Agreement, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustment and without reduction of the Contribution Consideration, and at the Closing, Contributor shall assign, transfer, and set over to GIPLP all of the right, title, and interest of Contributor in and to any awards applicable to the Property that have been or that may thereafter be made for such taking.  At such time as all or a part of the Property is subjected to a bona fide threat of condemnation and GIPLP shall not have elected to terminate this Agreement as provided in this Section 7.2 (and either the 30-day period within which GIPLP has a right to terminate this Agreement pursuant to this Section 7.2 has expired or GIPLP has agreed to waive its right to terminate this Agreement), and provided that the Inspection Period has expired (i) GIPLP shall thereafter be permitted to participate in the proceedings as if GIPLP were a party to the action, and (ii) Contributor shall not settle or agree to any award or payment pursuant to condemnation, eminent domain, or sale in lieu thereof without obtaining GIPLP’s prior written consent thereto in each case.

ARTICLE 8.

DEFAULT AND REMEDIES

8.1                         GIPLP’s Default.  If GIPLP fails to consummate this transaction for any reason other than Contributor’s default, failure of a condition to GIPLP’s obligation to close or the exercise by GIPLP of an express right of termination granted herein, and such default is not cured within ten (10) days after written notice thereof to GIPLP, Contributor shall be entitled, as its sole remedy hereunder, to terminate this Agreement and to receive and retain the Earnest Money Deposit as full liquidated damages for such default of GIPLP, the parties hereto acknowledging that it is impossible to estimate more precisely the damages which might be suffered by Contributor upon GIPLP’s default, and that said Earnest Money Deposit is a reasonable estimate of Contributor’s probable loss in the event of default by GIPLP.  Contributor’s retention of said Earnest Money Deposit is intended not as a penalty, but as full liquidated damages.  The right to retain the Earnest Money Deposit as full liquidated damages is Contributor’s sole and exclusive remedy in the event of default hereunder by GIPLP, and Contributor hereby waives and releases any right to (and hereby covenants that it shall not) sue the GIPLP: (a) for specific performance of this Agreement, or (b) to recover actual damages in excess of the Earnest Money Deposit.

8.2                         Contributor’s Default.  If Contributor fails to perform any of its obligations under this Agreement for any reason other than GIPLP’s default or the permitted termination of this Agreement by GIPLP as expressly provided herein, and such default is not cured within ten (10) days after written notice thereof to Contributor, GIPLP shall be entitled, as its remedy, either (a) to terminate this Agreement and receive the return of the Earnest Money Deposit from Escrow Agent, together with GIPLP’s actual out-of-pocket costs and expenses incurred with respect to this transaction (not to exceed $35,000) which shall be reimbursed by Contributor to GIPLP within ten (10) business days after GIPLP’s delivery of commercially reasonable documentation supporting such costs and expenses (in such event, the right to retain the Earnest Money Deposit plus costs shall be full liquidated damages and, except as set forth herein, shall be GIPLP’s sole and exclusive remedy in the event of a default hereunder by Contributor, and GIPLP hereby waives and releases any right to sue Contributor for damages), or (b) to enforce specific performance of Contributor’s obligation to execute and deliver the documents required to convey the Property to GIPLP in accordance with this Agreement.  If specific performance is not available to GIPLP as a result of Contributor having sold the Property or any portion thereof to another party, or as a result of a willful and intentional act or omission of Contributor, then, in addition to GIPLP’s termination right and reimbursement referenced, GIPLP shall have all remedies available at law or in equity.

8.3                         Fraud/Misrepresentation.  Notwithstanding anything contained in Section 8.1 or 8.2 above, either party may pursue the other party for any legal or equitable remedy which may be available as a result of an actual fraud intentional misrepresentation committed by the other party.

ARTICLE 9.

ASSIGNMENT

9.1                         Assignment.  Subject to the next following sentence, this Agreement and all rights and obligations hereunder shall not be assignable by any party without the written consent of the other.  Notwithstanding the foregoing to the contrary, this Agreement and GIPLP’s rights hereunder may be transferred and assigned to (i) any entity that is an Affiliate of GIPLP, or (ii) a wholly owned subsidiary of GIPLP that is a disregarded entity for income tax purposes.  Any assignee or transferee under any such assignment or transfer by GIPLP as to which Contributor’s written consent has been given or as to which Contributor’s consent is not required hereunder shall expressly assume all of GIPLP’s duties, liabilities and obligations under this Agreement by written instrument delivered to Contributor as a condition to the effectiveness of such assignment or transfer.  Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.  This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

ARTICLE 10.

BROKERAGE COMMISSIONS

10.1                       Brokers.  All negotiations relative to this Agreement and the purchase and sale of the Property as contemplated by and provided for in this Agreement have been conducted by and between Seller and Purchaser without the assistance or intervention of any person or entity as agent or broker.  Seller and Purchaser warrant and represent to each other that Seller and Purchaser have not entered into any agreement or arrangement and have not received services from any other broker, realtor, or agent or any employees or independent contractors of any broker, realtor or agent, and that, there are and will be no broker’s, realtor’s or agent’s commissions or fees payable in connection with this Agreement or the purchase and sale of the Property by reason of their respective dealings, negotiations or communications, other than an acquisition fee equal to 1% of the Gross Asset Value, to be paid to Contributor by GIPLP at Closing.  Seller and Purchaser agree to hold each other harmless from and to indemnify the other against any liabilities, damages, losses, costs, or expenses incurred by the other in the event of the breach or inaccuracy of any covenant, warranty or representation made by it in this Section 10.1.  Purchaser hereby discloses to Seller and Seller hereby acknowledges that David Sobelman, the President of GIPREIT, is a licensed real estate broker.  The provisions of this Section 10.1 shall survive the Closing or earlier termination of this Agreement.

ARTICLE 11.

MISCELLANEOUS

11.1                       Notices.  Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier, hand, facsimile transmission, by email or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses, facsimile numbers or email addressed set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

GIPLP:	Generation Income Properties, L.P.
401 East Jackson Street, Suite 3300
Tampa, Florida 33602
Attention: David Sobelman
Email: ds@gipreit.com

with a copy to:	Trenam
200 Central Avenue, Suite 1600
St. Petersburg, Florida 33701
Attention: Timothy M. Hughes, Esq.
Facsimile (727) 502-3408
Email: thughes@trenam.com

CONTRIBUTOR:	GIP Fund 1, LLC
401 East Jackson Street, Suite 3300
Tampa, Florida 33602
Attention: David Sobelman
Email: ds@gipreit.com

with a copy to:	Gardner, Brewer, Martinez-Monfort
400 N. Ashley Street, Suite 1100
Tampa, Florida 33602
Attn: Christopher Brewer, Esq.
Email: cbrewer@gbmmlaw.com

Any notice or other communication (i) mailed as hereinabove provided shall be deemed effectively given or received on the third (3rd) business day following the postmark date of such notice or other communication, (ii) sent by overnight courier or by hand shall be deemed effectively given or received upon receipt, and (iii) sent by facsimile or email transmission shall be deemed effectively given or received on the day of transmission of such notice and electronic confirmation of such transmission is received by the transmitting party.  Any notice or other communication given in the manner provided above by counsel for either party shall be deemed to be notice or such other communication from the party represented by such counsel.

11.2                       Possession.  Full and exclusive possession of the Property, subject to the Permitted Exceptions and the rights of the Tenant under the Lease, shall be delivered by Contributor to GIPLP on the Closing Date.

11.3                       Time Periods.  If the time period by which any right, option, or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday, or holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled Business Day.

11.4                       Severability.  This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations.  If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

11.5                       Construction.  This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that this Agreement may have been prepared by counsel for one of the parties, it being mutually acknowledged and agreed that Contributor and GIPLP and their respective counsel have contributed substantially and materially to the preparation and negotiation of this Agreement.  Accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

11.6                       Survival.  The provisions of this Article 11 and all other provisions in this Agreement which expressly provide that they shall survive the Closing (subject to any specific limitations) or any earlier termination of this Agreement shall not be merged into the execution and delivery of the Deed.

11.7                       General Provisions.  No failure of either party to exercise any power given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party’s right to demand exact compliance with the terms hereof.  This Agreement (including its exhibits, appendices and schedules) contains the entire agreement of the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.  Any amendment to this Agreement shall not be binding upon Contributor or GIPLP unless such amendment is in writing and executed by both

Contributor and GIPLP.  Subject to the provisions of Section 9.1 hereof, the provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns.  Time is of the essence in this Agreement.  The headings inserted at the beginning of each paragraph are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph.  All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender shall include all genders, and all references herein to the singular shall include the plural and vice versa.

11.8                       Governing Law; Jurisdiction and Venue. This Agreement shall be governed and controlled as to the validity, enforcement, interpretations, construction and effect and in all other aspects by the substantive laws of the State of Delaware, without regard to the conflicts of law provisions hereof.  The sole venue for any dispute under this Agreement shall be courts of competent jurisdiction sitting in the State of Florida. The Contributor hereby irrevocably and unconditionally submits to the jurisdiction of such courts and waives any objection to inconvenient forum or venue with respect to any dispute arising hereunder.

11.9                       Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 11.9.

11.10                     Attorney’s Fees.  If GIPLP or Contributor brings an action at law or equity against the other in order to enforce the provisions of this Agreement or as a result of an alleged default under this Agreement, the prevailing party in such action shall be entitled to recover court costs and reasonable attorney’s fees (at all levels of trial and appeal) actually incurred from the other.

11.11                     Counterparts.  This Agreement may be executed in one or more counterparts, each of which when taken together shall constitute one and the same original.  To facilitate the execution and delivery of this Agreement, the parties may execute and exchange counterparts of the signature pages by facsimile or by scanned image (e.g., .pdf file extension) as an attachment to an email and the signature page of either party to any counterpart may be appended to any other counterpart.

11.12                     Escrow Terms.  The Earnest Money Deposit shall be held in escrow by Escrow Agent on the following terms and conditions:

(a)       Escrow Agent shall deliver the Earnest Money Deposit to Contributor or GIPLP, as the case may be, in accordance with the provisions of this Agreement.  Escrow Agent shall invest the Earnest Money Deposit in a money market account with a national banking association or other bank acceptable to Contributor and GIPLP.

(b)       Any notice to or demand upon Escrow Agent shall be in writing and shall be sufficient only if received by Escrow Agent within the applicable time periods set forth herein, if any. Notices to or demands upon Escrow Agent shall be mailed or delivered by overnight courier to Trenam Law, 101 E. Kennedy Blvd., Suite 2700, Tampa, Florida 33602, or served personally upon Escrow Agent with receipt acknowledged in writing by Escrow Agent.  Notices from Escrow Agent to Contributor or GIPLP shall be mailed to them at the addresses for each party shown in Section 11.1 of this Agreement.

(c)       In the event that litigation is instituted relating to this escrow, the parties hereto agree that Escrow Agent shall be held harmless from any attorneys’ fees, court costs and expenses relating to that litigation to the extent that litigation does not arise as a result of the Escrow Agent’s acts or omissions.  To the extent that Escrow Agent holds Earnest Money Deposit under the terms of this escrow, the parties hereto, other than Escrow Agent, agree that Escrow Agent may charge the Earnest Money Deposit with any such attorneys’ fees, court costs and expenses as they are incurred by Escrow Agent.  In the event that conflicting demands are made on Escrow Agent, or Escrow Agent, in good faith, believes that any demands with regard to the Earnest Money Deposit are in conflict or are unclear or ambiguous, Escrow Agent may bring an interpleader action in an appropriate court.  Such action shall not be deemed to be the “fault” of Escrow Agent, and Escrow Agent may lay claim to or against the Earnest Money Deposit for its reasonable costs and attorneys’ fees in connection with same, through final appellate review.  To that end, the parties hereto, other than Escrow Agent, agree to indemnify Escrow Agent for all such attorneys’ fees, court costs and expenses.

(d)       Without limitation, Escrow Agent shall not be liable for any loss or damage resulting from the following: (a) the financial status or insolvency of any other party, or any misrepresentation made by any other party; (b) any legal effect, insufficiency or undesirability of any instrument deposited with or delivered by or to Escrow Agent or exchanged by the parties hereunder, whether or not Escrow Agent prepared such instrument; (c) the default, error, action or omission of any other party to this Agreement or any actions taken by Escrow Agent in good faith, except for Escrow Agent’s gross negligence or willful misconduct; (d) any loss or impairment of the Earnest Money Deposit that has been deposited in escrow while the Earnest Money Deposit is in the course of collection or while the Earnest Money Deposit is on deposit in a financial institution if such loss or impairment results from the failure, insolvency or suspension of a financial institution, or any loss or impairment of the Earnest Money Deposit due to the invalidity of any draft, check, document or other negotiable instrument delivered to Escrow Agent; (e) the expiration of any time limit or other consequence of delay, unless a properly executed settlement instruction, accepted by Escrow Agent has instructed the Escrow Agent to comply with said time limit; and (f) Escrow Agent’s compliance with any legal process, subpoena, writ, order, judgment or decree of any court, whether issued with or without jurisdiction and whether or not subsequently vacated, modified, set aside or reversed.

(e)       Escrow Agent shall not have any duties or responsibilities, except those set forth in this Section and shall not incur any liability in acting upon any signature, notice, demand, request, waiver, consent, receipt or other paper or document believed by Escrow Agent to be genuine.  Escrow Agent may assume that any person purporting to give it any notice on behalf of any party in accordance with the provisions hereof has been duly authorized to do so, or is otherwise acting or failing to act under this Section except in the case of Escrow Agent’s gross negligence or willful misconduct.  Upon completion of the disbursement of the Earnest Money Deposit, Escrow Agent shall be automatically released and discharged of its escrow obligations hereunder.

(f)       The terms and provisions of this Article shall create no right in any person, firm or corporation other than the parties and their respective successors and permitted assigns and no third party shall have the right to enforce or benefit from the terms hereof.

(g)       The status of Escrow Agent as GIPLP’s counsel in this transaction shall not disqualify such law firm from acting as Escrow Agent, or from representing GIPLP in connection with this transaction, the matters contemplated herein, or any disputes between Contributor and GIPLP that may arise out of this transaction, including, without limitation, any dispute with respect to the Earnest Money Deposit.

Escrow Agent has executed this Agreement for the sole purpose of agreeing to act as such in accordance with the terms of this Agreement.

[Remainder of Page Blank – Signatures begin on Next Page]

IN WITNESS WHEREOF, Contributor and GIPLP have executed this Agreement as of the date set forth below their respective signatures.

“CONTRIBUTOR”

GIP Fund 1, LLC,

a Florida limited liability company

By:  /s/ David Sobelman

Name: David Sobelman

Title: Managing Member

Date of Execution:

October 28, 2020

“GIPLP”

GENERATION INCOME PROPERTIES, L.P.,

a Delaware limited partnership

By:  /s/ Richard Russell

Richard Russell

Authorized Representative

Date of Execution:

October 28, 2020

IN WITNESS WHEREOF, the undersigned Escrow Agent has joined in the execution and delivery hereof solely for the purpose of evidencing its rights and obligations under the provisions of Section 11.12 hereof.

ESCROW AGENT:

Trenam, Kemker, Scharf, Barkin, Frye, O’Neill & Mullis, P.A.

By: _____________________________________

Name: ___________________________________

Title: ____________________________________

Date of Execution:

October ___, 2020

SCHEDULE OF EXHIBITS

Exhibit “A”	Legal Description of the Land

Exhibit “B”	List of Personal Property

Exhibit “C”	List of Existing Commission Agreements

Exhibit “D”	Form of Partnership Agreement

Exhibit “E”	Form of Joinder to Partnership Agreement

SCHEDULE OF AGREED-UPON FORM CLOSING DOCUMENTS

Schedule 1	Form of Special Warranty Deed

Schedule 2	Form of Assignment and Assumption of Lease and Security Deposits

Schedule 3	Form of Bill of Sale to Personal Property

Schedule 4	Form of General Assignment of Contributor’s Interest in Intangible Property

Schedule 5	Form of Contributor’s Affidavit (for GIPLP’s Title Insurance Purposes)

Schedule 6	Form of Contributor’s Certificate (as to Contributor’s Representations and Warranties)

Schedule 7	Form of Contributor’s FIRPTA Affidavit

Schedule 8	Form of GIPLP’s Certificate (as to GIPLP’s Representations and Warranties)

Schedule 9	Rent Roll

EXHIBIT “A”

LEGAL DESCRIPTION OF THE LAND

Lot 10, Block 11, COURIER CITY, according to the map or plat thereof, recorded in Plat Book 2, Page 13, of the Public Records of Hillsborough County, Florida.

EXHIBIT “B”

LIST OF PERSONAL PROPERTY

All furniture (including common area furnishings and interior landscaping items), carpeting, draperies, appliances, personal property (excluding any computer software which is licensed to Contributor), machinery, apparatus and equipment owned by Contributor and currently used exclusively in the operation, repair and maintenance of the Land (as defined in the Agreement) and Improvements (as defined in the Agreement) and situated thereon, and all non-confidential books, records and files (excluding any attorney work product or attorney-client privileged documents) relating to the Land and Improvements.  The Personal Property shall not include any property owned by tenants, contractors or licensees.

EXHIBIT “C”

LIST OF EXISTING COMMISSION AGREEMENTS

I.   Commission Agreements Entered Into by Contributor During Its Ownership of Property:

Management Agreement entered into as of _______________, by and between GIP Fund 1, LLC, a Florida limited liability company, as Owner, and _________________________, a _________________________, as Agent.

EXHIBIT “D”

FORM OF PARTNERSHIP AGREEMENT

[ATTACHED ON FOLLOWING PAGES]

EXHIBIT “E”

FORM OF JOINDER TO PARTNERSHIP AGREEMENT

JOINDER TO PARTNERSHIP AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to the Amended and Restated Limited Partnership Agreement of Generation Income Properties, L.P., dated as of March 23, 2018, as amended by that certain First Amendment to Amended and Restated Limited Partnership Agreement dated May 21, 2019, and that certain Second Amendment to Amended and Restated Limited Partnership Agreement dated [October 12], 2020, as may be amended from time to time, (the “Partnership Agreement”). Terms not otherwise defined herein shall have the meaning ascribed thereto in the Partnership Agreement.

The undersigned shall be a Limited Partner of as set forth on Exhibit A to the Partnership Agreement. Furthermore, the undersigned agrees to be a Limited Partner. By executing and delivering this Joinder Agreement, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the terms and provisions of the Partnership Agreement, as a Limited Partner with all the rights and obligations attendant thereto.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the _____ day of ____________, 2020.

PARTNER

GIP FUND 1, LLC,

a Florida limited liability company

By:

Name:

Title:

Address for Notices:	With copies to:

EXHIBIT A

Partners, Capital Contributions and Percentage Interests

Partner	Common Units	Percentage Interest
GENERAL PARTNER
Generation Income Properties, Inc. 401 East Jackson Street, Suite 3300 Tampa, Florida 33602	526,872	60.09%

LIMITED PARTNERS
GIP REIT OP Limited, LLC 401 East Jackson Street, Suite 3300 Tampa, Florida 33602	46	0.01%

Greenwal, LC 150 W. Main Street Suite 1100 Norfolk, Virginia 23510	248,250	28.31%

Riverside Crossing, L.C. 150 W. Main Street Suite 1100 Norfolk, Virginia 23510	101,663	11.59%

GIP Fund 1, LLC 401 East Jackson Street, Suite 3300 Tampa, Florida 33602	________	______%
Totals	875,831	100.000%

SCHEDULE 1

FORM OF SPECIAL WARRANTY DEED

Prepared by and

after recording return to:

C. Graham Carothers, Jr., Esq.

200 Central Avenue, Suite 1600

St. Petersburg, Florida 33701

Phone: (727) 820-3957

Total Consideration: $_______________

Documentary Stamp Tax Paid: $____________

_____________________________________________________________________________________

Parcel ID No: A-23-29-18-4SB-000011-00010.0

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED is made and delivered on _______________, 20____, by GIP FUND 1, LLC, a Florida limited liability company, whose mailing address is 401 East Jackson Street, Suite 3300, Tampa, Florida 33602 (“Grantor”), to GENERATION INCOME PROPERTIES, L.P., a Delaware limited partnership, whose mailing address is 401 East Jackson Street, Suite 3300, Tampa, Florida 33602 (“Grantee”).

Wherever used herein, the terms “Grantor” and “Grantee” shall include all of the parties to this instrument and their respective successors and assigns.

WITNESSETH, that Grantor, for and in consideration of the amount set forth above, hereby grants, bargains, sells, conveys, remises, releases, and transfers unto Grantee, all of Grantor’s rights, title, and interest in and to that certain real property situated in Hillsborough County, Florida, described in Exhibit A attached hereto, together with all structures and improvements located thereon and all rights, privileges, easements, tenements, hereditaments, reversions, remainders, and appurtenances thereunto (the “Property”).

SUBJECT TO the following (the “Permitted Exceptions”): (i) real estate taxes for the current year and subsequent years, a lien not yet due and payable; (ii) zoning and other regulatory laws and ordinances, prohibitions, and other requirements imposed by governmental authority; and (iii) all recorded easements, restrictions and other matters affecting the Property if and as set forth in the Public Records of Hillsborough County, Florida, provided, however, that neither Grantor nor Grantee intend to reimpose, nor shall this conveyance operate to reimpose or extend same by reference thereto.

TO HAVE AND TO HOLD the Property in fee simple forever subject to the Permitted Exceptions.  And Grantor does covenant with Grantee that at the time of the delivery of this Deed, Grantor is lawfully seized of the Property in fee simple, and the Property is free from all encumbrances, liens, easements, covenants, restrictions and other matters except the Permitted

Exceptions, and that subject to and except for the Permitted Exceptions, Grantor will defend the title to the Property against the lawful claims and demands of all persons and entities claiming by, through or under Grantor, but against none other.

IN WITNESS WHEREOF, Grantor has caused this instrument to be signed on the day and year set forth below.

Witnessed by: ___________________________________ Print Name: _________________________ ___________________________________ Print Name: _________________________	GRANTOR: GIP FUND 1, LLC, a Florida limited liability company By: __________________________________ Print Name: ___________________________ Title: ________________________________

ACKNOWLEDGMENT

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me by means of (check one) (__) physical presence or (__) online notarization, this ____ day of _______________, 20____, by _________________________, as _______________, of GIP FUND 1, LLC, a Florida limited liability company, on behalf of the company, who (check one) (__) is personally known to me or (__) produced _________________________ as identification.

[NOTARY SEAL]                                               ______________________________________

Notary Public

Print Name: ____________________________

My Commission Expires:

Exhibit:

A - Legal Description

EXHIBIT A

LEGAL DESCRIPTION

Lot 10, Block 11, COURIER CITY, according to the map or plat thereof, recorded in Plat Book 2, Page 13, of the Public Records of Hillsborough County, Florida.

SCHEDULE 2

FORM OF ASSIGNMENT AND ASSUMPTION OF LEASE

AND SECURITY DEPOSITS

ASSIGNMENT AND ASSUMPTION OF LEASE AND SECURITY DEPOSIT

THIS ASSIGNMENT AND ASSUMPTION OF LEASE AND SECURITY DEPOSIT (“Assignment”) is made and entered into as of the _____ day of _______________, 20____, by and between GIP FUND 1, LLC, a Florida limited liability company, whose address is 401 East Jackson Street, Suite 3300, Tampa, Florida 33602 (“Assignor”), and GENERATION INCOME PROPERTIES, L.P., a Delaware limited partnership , whose address is 401 East Jackson Street, Suite 3300, Tampa, Florida 33602 (“Assignee”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Assignor has conveyed to Assignee certain improved real property commonly known as “504 South Howard Avenue” located in the City of Tampa, Florida, and more particularly described on Exhibit A attached hereto (the “Property”); and

WHEREAS, in connection with said conveyance, Assignor desires to transfer and assign to Assignee all of Assignor’s right, title and interest in and to that certain Lease Agreement entered into by and between SC – Horation LLC, as landlord, and The Sherwin-Williams Company, as tenant, dated March 20, 2013, as amended by that certain Lease Amendment Agreement between Assignor, as successor-in-interest to the original landlord, and The Sherwin-Williams Company, as tenant, dated September 20, 2018 (the “Lease”) affecting the Property, together with the security deposits associated therewith, and, subject to the terms and conditions hereof, Assignee desires to assume Assignor’s obligations in respect of said lease and the security deposits.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, Assignee’s purchase of the Property and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

1.         Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee all of Assignor’s right, title and interest as landlord in and to the Lease and all of the rights, benefits and privileges of the landlord thereunder, including without limitation all of Assignor’s right, title and interest in and to all security deposits and rentals thereunder.

2.         Assignee hereby assumes all liabilities and obligations of Assignor under the Lease which arise on or after the date hereof and agrees to perform all obligations of Assignor under the Lease which are to be performed or which become due on or after the date hereof

(except those obligations for which Assignee is indemnified pursuant to Section 3 below for which Assignor shall remain liable and except for those obligations arising due to acts or omissions occurring prior to the date hereof).

3.         Assignor shall indemnify and hold Assignee harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys’ fees and costs) arising out of (a) any obligation or liability of the landlord or lessor under the Lease which was to be performed or which became due during the period in which Assignor owned the Property, and (b) any obligation or liability of landlord under the Lease arising after the date hereof relating to acts or omissions occurring prior to the date hereof during the period Assignor owned the Property.

4.         Assignee shall indemnify and hold Assignor harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys’ fees) arising out of Assignee’s failure to perform any obligations or liability of the landlord under the Lease arising on or after the date upon which the Lease is assumed by Assignee hereunder.

5.         This Assignment shall inure to the benefit of and be binding upon Assignor and Assignee, their respective legal representatives, successors and assigns.  This Assignment may be executed in counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same Assignment.

[Signatures on Following Page]

IN WITNESS WHEREOF, the duly authorized representatives of Assignor and Assignee have caused this Assignment to be properly executed under seal as of this day and year first above written.

ASSIGNOR:

GIP FUND 1, LLC,

a Florida limited liability company

By: ____________________________________________

Print Name: _____________________________________

Title: __________________________________________

ASSIGNEE:

GENERATION INCOME PROPERTIES, L.P.,

a Delaware limited partnership

By: ____________________________________________

Print Name: _____________________________________

Title: __________________________________________

EXHIBIT A

LEGAL DESCRIPTION

Lot 10, Block 11, COURIER CITY, according to the map or plat thereof, recorded in Plat Book 2, Page 13, of the Public Records of Hillsborough County, Florida.

SCHEDULE 3

FORM OF BILL OF SALE TO PERSONAL PROPERTY

BILL OF SALE

THIS BILL OF SALE (“Bill of Sale”) is made and entered into as of the _____ day of _______________, 20____, by GIP FUND 1, LLC, a Florida limited liability company (“Contributor”), for the benefit of GENERATION INCOME PROPERTIES, L.P., a Delaware limited partnership (“GIPLP”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Contributor has conveyed to GIPLP certain improved real property commonly known as “504 South Howard Avenue” located in the City of Tampa, Florida, and more particularly described on Exhibit A attached hereto (the “Property”); and

WHEREAS, in connection with said conveyance, Contributor desires to transfer and convey to GIPLP all of Contributor’s right, title and interest in and to certain tangible personal property, inventory and fixtures located in and used exclusively in connection with the ownership, maintenance or operation of the Property and the Improvements thereon;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Contributor by GIPLP, the premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Contributor and GIPLP, it is hereby agreed as follows:

1.         All capitalized terms not defined herein shall have the meanings ascribed to such terms as set forth in that certain Contribution and Subscription Agreement dated as of October _____, 2020, between Contributor and GIPLP (the “Contribution Agreement”).

2.         Contributor hereby unconditionally and absolutely transfers, conveys and sets over to GIPLP, without warranty or representation of any kind, express or implied, except as set forth specifically herein or in the Contribution Agreement, all right, title and interest of Contributor in any and all furniture (including common area furnishings and interior landscaping items), carpeting, draperies, appliances, tangible personal property, machinery, apparatus and equipment owned by Contributor and currently used exclusively in the operation, repair and maintenance of the Land and Improvements and situated thereon, including, without limitation, all of Contributor’s right, title and interest in and to those items of tangible personal property, if any, set forth on Exhibit B attached hereto (the “Personal Property”).  The Personal Property does not include any property owned by tenants, contractors or licensees or any computer software.

3.         Contributor covenants to GIPLP that Contributor is the lawful owner of the Personal Property; that, except for tangible personal property taxes for the year 20____, and subsequent years, the Personal Property is free from all encumbrances; that Contributor has the right to sell the Personal Property, and that Contributor will warrant and defend the sale of the Personal Property hereby made, unto GIPLP against the lawful claims of all persons whomsoever.

4.         This Bill of Sale shall inure to the benefit of GIPLP, and be binding upon Contributor, and their respective legal representatives, transfers, successors and assigns.

IN WITNESS WHEREOF, Contributor has caused this Bill of Sale to be executed under seal as of this day and year first above written.

GIP FUND 1, LLC,

a Florida limited liability company

By: ______________________________________

Print Name: _______________________________

Title: ____________________________________

EXHIBIT A

LEGAL DESCRIPTION

Lot 10, Block 11, COURIER CITY, according to the map or plat thereof, recorded in Plat Book 2, Page 13, of the Public Records of Hillsborough County, Florida.

Exhibit B

List of Personal Property

SCHEDULE 4

FORM OF GENERAL ASSIGNMENT OF

CONTRIBUTOR’S INTEREST IN INTANGIBLE PROPERTY

GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT (“Assignment”) is made and entered into as of the _____ day of __________, 20____, by GIP FUND 1, LLC, a Florida limited liability company (“Assignor”) to GENERATION INCOME PROPERTIES, L.P., a Delaware limited partnership (“Assignee”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Assignor has conveyed to Assignee certain real property located in the City of Tampa, Florida, and more particularly described on Exhibit A attached hereto and made a part hereof (the “Property”); and

WHEREAS, in connection with said conveyance, Assignor desires to transfer and assign to Assignee all of Assignor’s right, title and interest (if any) in and to all assignable entitlements and other intangible property used and owned by Assignor (if any) in connection with the Property.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, the premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

1.         Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee, to the extent assignable, with those warranties and representations contained in that certain Contribution and Subscription Agreement dated as of October ______, 2020, between Assignor and Assignee (the “Contract”) applicable to the property assigned herein, all of Assignor’s right, title and interest in and to all intangible property, if any, owned by Assignor related to the real property and improvements constituting the Property, including, without limitation, Assignor’s rights and interests in and to the following (i) all assignable plans and specifications and other architectural and engineering drawings for the Land and Improvements (as defined in the Contract); (ii) all assignable warranties or guaranties given or made in respect of the Improvements or Personal Property (as defined in the Contract); and (iii) all transferable consents, authorizations, concurrency reservations, development rights, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality solely in respect of the Land or Improvements but excluding any deposit accounts (collectively, the “Intangible Property”).

The term “Intangible Property” shall be deemed to include only the items specifically described herein and then only to the extent that same (a) are owned by Assignor, (b) are transferable or assignable to Assignee, and (c) relate solely to the occupancy, use, maintenance and operation of the Land or Improvements.

2.         This Assignment shall inure to the benefit and be binding upon Assignor and Assignee and their respective legal representatives, successors and assigns.

IN WITNESS WHEREOF, the duly authorized representative of Assignor has caused this Assignment to be properly executed under seal as of this day and year first above written.

ASSIGNOR:

GIP FUND 1, LLC,

a Florida limited liability company

By: _____________________________________

Printed Name: ____________________________

Title: ___________________________________

EXHIBIT A

LEGAL DESCRIPTION

Lot 10, Block 11, COURIER CITY, according to the map or plat thereof, recorded in Plat Book 2, Page 13, of the Public Records of Hillsborough County, Florida.

SCHEDULE 5

FORM OF CONTRIBUTOR’S AFFIDAVIT

(FOR GIPLP’S TITLE INSURANCE PURPOSES)

CONTRIBUTOR’S AFFIDAVIT

BEFORE ME, the undersigned authority, this day personally appeared _________________________ (“Affiant”), who, after being duly sworn, deposes and says that:

1.         Affiant has personal knowledge of the facts stated herein.

2.         Affiant is the _______________ of GIP FUND 1, LLC, a Florida limited liability company (“Transferor”), which holds fee simple title to the real property described on Exhibit A, attached hereto (the “Property”), being conveyed to GENERATION INCOME PROPERTIES, L.P., a Delaware limited partnership (”Transferee”).  Affiant is authorized to make this Affidavit on behalf of Seller.

3.         There is no matter pending against Transferor that could give rise to a lien which would attach to the Property subsequent to the effective date of that certain Title Insurance Commitment, Order No. ____________, having an original effective date of _______________, 20____, at ________.m. (the “Commitment”) and issued by _______________ Title Insurance Company (the “Title Company”).

4.         There has been no labor, material or services provided for or improvements upon the Property within the previous 90 days, which have not been paid for, there are no outstanding contracts, either oral or written, for the furnishing of any such labor, material or services, and no contractor, subcontractor, laborer or materialman, or other party has any right to a construction lien against the Property or any part thereof.

5.         Except for the matters described in Schedule B, Section II of the Commitment, Transferor has been in full, continuous, open, exclusive, peaceable and undisputed possession of the Property since the time of vesting of title to said Property in Transferor.

6.         There is no party in possession of, or with a claim of possession to, the Property or any part thereof, and Affiant has no knowledge of any leases or subleases affecting the Property, or any maintenance, service or other contracts or agreements relating to the Property, other than that certain Lease Agreement entered into by and between SC – Horation LLC, as landlord, and The Sherwin-Williams Company, as tenant, dated March 20, 2013, as amended by that certain Lease Amendment Agreement between Assignor, as successor-in-interest to the original landlord, and The Sherwin-Williams Company, as tenant, dated September 20, 2018.

7.         Affiant has received no notice of any proposed or existing improvement by any governmental agency which will or may result in an improvement assessment against the Property.  There are no special assessments levied by Hillsborough County, Florida, other than those shown on the 20____ Notice of Ad Valorem and Non-Ad Valorem Assessments for the Property.  There are no delinquent assessments or delinquent service charges for gas, water, garbage or sewerage services with respect to the Property.

8.         There are no outstanding contracts, rights of first refusal, or options affecting the Property.

9.         Affiant is not the subject of any bankruptcy proceedings.  Transferor has never been a party to a bankruptcy filing, and Transferor does not anticipate any such filing.

10.       There are no mortgages, judgments, unpaid sales tax, tax liens or other liens against Transferor and/or the Property other than as disclosed by the Commitment, nor any matters which constitute defects in Transferor’s title, other than as disclosed by the Commitment.

11.       There are no outstanding or pending claims, settlements, or lawsuits against Transferor that may constitute the basis for a lien against the Property.

12.       There are no matters existing at the time of delivery of the deed contemplated herein, which would adversely affect the ability of Transferor to convey clear, unencumbered fee simple title to the Property.

13.       Transferor has not and will not execute any instrument or document that could adversely affect the title to the Property to be insured pursuant to the Commitment.

14.       This affidavit is made for the purposes of inducing the Title Company, through its agent, _________________________, to insure the title to the Property.  Under penalties of perjury, I declare that I have read the foregoing Affidavit, and to the best of my knowledge and belief, it is true, correct and complete in all respects.

(Signature Page to Contributor’s Affidavit)

FURTHER AFFIANT SAYETH NAUGHT.

Dated this _____ day of _______________, 20____.

________________________________________

Print Name: ______________________________

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

SWORN TO AND SUBSCRIBED before me by means of (check one) (__) physical presence or (__) online notarization, this _____ day of _______________, 20____, by _________________________, who (check one) (__) is personally known to me or (__) has produced _____________________________ as identification.

[NOTARY SEAL]                                         ________________________________________

Notary Public (Signature)

Print Name: ______________________________

My Commission Expires:

EXHIBIT A

LEGAL DESCRIPTION

Lot 10, Block 11, COURIER CITY, according to the map or plat thereof, recorded in Plat Book 2, Page 13, of the Public Records of Hillsborough County, Florida.

SCHEDULE 6

FORM OF CONTRIBUTOR’S CERTIFICATE

(AS TO CONTRIBUTOR’S REPRESENTATIONS AND WARRANTIES)

CONTRIBUTOR’S CERTIFICATE AS TO REPRESENTATIONS

THIS CONTRIBUTOR’S CERTIFICATE AS TO REPRESENTATIONS (this “Certificate”) is given and made by GIP FUND 1, LLC, a Florida limited liability company (“Contributor”), this _____ day of _______________, 2020, for the benefit of GENERATION INCOME PROPERTIES, L.P., a Delaware limited partnership (“GIPLP”).

Pursuant to the provisions of that certain Contribution and Subscription Agreement, dated as of October _____, 2020, between Contributor and GIPLP (the “Contract”), for the contribution of certain real property located in the City of Tampa, Florida, and more particularly described on Exhibit A attached hereto and made a part hereof (the “Property”), Contributor certifies all of the representations and warranties of Contributor contained in Section 4.1 of the Contract remain true and correct in all material respects as of the date hereof; and

The representations and warranties contained herein shall, subject to the limitations set forth in Section 4.1 of the Contract, survive for a period of three (3) years after the date hereof, and upon the expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, GIPLP shall give Contributor written notice prior to the expiration of said three (3) year period of such alleged breach with reasonable detail as to the nature of such breach.

IN WITNESS WHEREOF, Contributor has caused this Certificate to be executed by its duly authorized representative as of the day and year first above written.

GIP FUND 1, LLC,

a Florida limited liability company

By: _____________________________________

Printed Name: ____________________________

Title: ___________________________________

EXHIBIT A

LEGAL DESCRIPTION

Lot 10, Block 11, COURIER CITY, according to the map or plat thereof, recorded in Plat Book 2, Page 13, of the Public Records of Hillsborough County, Florida.

SCHEDULE 7

FORM OF CONTRIBUTOR’S FIRPTA AFFIDAVIT

FIRPTA AFFIDAVIT

Section 1445 of the Internal Revenue Code of, 1986, as amended (the “Code) provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  For U.S. tax purposes (including Section 1445 of the Code), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.  To inform GENERATION INCOME PROPERTIES, L.P., a Delaware limited partnership (“Transferee”) that withholding of tax is not required upon the disposition of a U.S. real property interest by GIP FUND 1, LLC, a Florida limited liability company (“Transferor”), pursuant to that certain Contribution and Subscription Agreement dated October ___, 2020, by and between Transferor and Transferee, the undersigned hereby certifies the following on behalf of Transferor:

1.	Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the Treasury Regulations promulgated thereunder);

2.	Transferor is not a disregarded entity as defined in Treasury Regulation Section 1.1445-2(b)(iii);

3.	Transferor’s U.S. Employer Identification Number is: _______________; and

4.	Transferor’s office address is 401 East Jackson Street, Suite 3300, Tampa, Florida 33602.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

(Remainder of Page Intentionally Blank)

(Signature Page to FIRPTA Affidavit)

Under penalties of perjury I declare that I have examined the foregoing and, to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Executed this _____ day of _______________, 2020.

TRANSFEROR:

GIP FUND 1, LLC,

a Florida limited liability company

By: _____________________________________

Printed Name: ____________________________

Title: ___________________________________

SCHEDULE 8

FORM OF GIPLP’S CERTIFICATE

(AS TO GIPLP’S REPRESENTATIONS AND WARRANTIES)

GIPLP’S CERTIFICATE AS TO REPRESENTATIONS

THIS GIPLP’S CERTIFICATE AS TO REPRESENTATIONS (this “Certificate”) is given and made by GENERATION INCOME PROPERTIES, L.P., a Delaware limited partnership (“GIPLP”), this _____ day of _______________ 2020, for the benefit of GIP FUND 1, LLC, a Florida limited liability company (“Contributor”).

Pursuant to the provisions of that certain Contribution and Subscription Agreement, dated as of October ____, 2020, between Contributor and GIPLP (the “Contract”), for the contribution of certain real property located in the City of Tampa, Hillsborough County, Florida, and more particularly described on Exhibit A attached hereto (the “Property”), GIPLP certifies that all of the representations and warranties of GIPLP contained in the Contract remain true and correct in all material respects as of the date hereof; and

The representations and warranties contained herein shall, subject to the limitations set forth in Section 4.4 of the Contract, survive for a period of twelve (12) months after the date hereof, and upon the expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Contributor shall give GIPLP written notice prior to the expiration of said twelve (12) month period of such alleged breach with reasonable detail as to the nature of such breach.

IN WITNESS WHEREOF, GIPLP has caused this Certificate to be executed by its duly authorized representative as of the day and year first above written.

“GIPLP”

GENERATION INCOME PROPERTIES, L.P., a Delaware limited partnership

By: _____________________________________

Printed Name: ____________________________

Title: ___________________________________

EXHIBIT A

LEGAL DESCRIPTION

Lot 10, Block 11, COURIER CITY, according to the map or plat thereof, recorded in Plat Book 2, Page 13, of the Public Records of Hillsborough County, Florida.

SCHEDULE 9

RENT ROLL

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